EXHIBIT 2.1

                                                                  EXECUTION COPY

                               PURCHASE AGREEMENT

        This Purchase Agreement (this "AGREEMENT") is entered into as of July 31, 2006 by and between FPD Acquisition Corporation, a Delaware corporation ("FPD ACQUISITION"), 1706045 Ontario Limited, an Ontario corporation ("HOLDINGS" and collectively with FPD Acquisition, "BUYER"), Front Porch Digital, Inc., a Delaware corporation ("FPD"), ManagedStorage International, Inc., a Delaware corporation ("MSI") and Incentra Solutions, Inc., a Nevada corporation ("INCENTRA", and collectively with MSI, "FPD PARENT"). Buyer, FPD, MSI and Incentra are referred to collectively herein as the "PARTIES".

        WHEREAS, this Agreement contemplates a transaction in which FPD Acquisition will purchase substantially all of the assets (and assume certain of the liabilities) of FPD and Holdings will purchase all the interests in FPD's French subsidiary, S.A.S. Front Porch Digital International ("FP FRANCE"), in return for cash.

        Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

        1.      DEFINITIONS.

        "2006 FISCAL PERIOD" means the calendar period from and including the commencement of business on January 1, 2006, through the close of business on December 31, 2006.

        "2007 FISCAL PERIOD" means the calendar period from and including the commencement of business on January 1, 2007, through the close of business on December 31, 2007.

        "2008 FISCAL PERIOD" means the calendar period from and including the commencement of business on January 1, 2008, through the close of business on December 31, 2008.

        "ACCREDITED INVESTOR" has the meaning set forth in Regulation D promulgated under the Securities Act.

        "ACCOUNTS RECEIVABLES" means amounts owed to FPD for goods or services sold on open account, determined in accordance with GAAP.

        "ACQUIRED ASSETS" means all right, title, and interest in, to and under all of the assets of FPD, including all of its (a) Leased Real Property, (b) tangible personal property, (c) Intellectual Property including Technology Assets and Documentation owned by, or issued or licensed to, FPD or FP France, goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, remedies against infringements thereof including infringement prior to this Agreement, and rights to protection of interests therein under the laws of all jurisdictions, (d) leases, subleases, and rights thereunder, (e) agreements, contracts, indentures, mortgages, instruments, Liens, guaranties, other similar arrangements, and rights thereunder (excluding any Intercompany Transactions other than License Agreement by and between FP Parent and FP France, dated as of January 1, 2005 (the "Intercompany License Agreement"), (f) accounts, notes, and other receivables,
(g) securities (excluding the capital

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stock in FP  France),  (h) claims,  deposits,  prepayments,  refunds,  causes of action, choses in action, rights of recovery, rights of set off, and rights of recoupment (including any such item relating to the payment of Taxes), (i) franchises, approvals, permits, licenses, orders, registrations, certificates, variances, and similar rights obtained from governments and governmental agencies, (j) books, records, ledgers, files, documents, correspondence, lists, drawings, and specifications, creative materials, advertising and promotional materials, studies, reports, and other printed or written materials, and (k) Net Working Capital; PROVIDED, HOWEVER, that the Acquired Assets shall not include
(i) the  corporate  charter,  qualifications  to conduct  business  as a foreign
corporation,   arrangements   with   registered   agents   relating  to  foreign
qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates, and other documents relating to the organization, maintenance, and existence of FPD as a corporation or (ii) any of the rights of FPD under this Agreement (or under any side agreement between FPD on the one hand and Buyer on the other hand entered into on or after the date of this Agreement).

        "ADVERSE CONSEQUENCES" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and attorneys' fees and expenses.

        "AFFILIATE" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

        "AFFILIATED GROUP" means any affiliated group within the meaning of CODE
SECTION 1504(A) or any similar group defined under a similar provision of state, local, or foreign law.

        "APPLICABLE RATE" means the corporate base rate of interest publicly announced from time to time by JP Morgan Chase plus 2.5% per annum.

        "ARBITRATOR" means BDO Seidman, LLP.

        "ASSUMED LIABILITIES" means (a) all Liabilities of FPD set forth on the face of the Most Recent Balance Sheet except Liabilities relating to
Intercompany Transactions (rather than in any notes thereto), (b) all Liabilities of FPD which have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business except Liabilities relating to Intercompany Transactions (other than any Liability resulting from, arising out of, relating to, in the nature of, or caused by any breach of contract, breach of warranty, tort, infringement, violation of law, or environmental matter, including without limitation those arising under Environmental, Health, and Safety Requirements), the Basis of which occurred prior to the Closing, (c) all obligations of FPD under the agreements, contracts, leases, licenses, and other arrangements referred to in the definition of Acquired Assets either (i) to furnish goods, services, and other non-Cash benefits to another party after the Closing or (ii) to pay for goods, services, and other non-Cash benefits that another party will furnish to it after the Closing, and (d) all other Liabilities and obligations of FPD set forth in Schedule 1(a); PROVIDED, HOWEVER, that, notwithstanding the above, the Assumed Liabilities shall not include (i) any Liability of FPD for Taxes, (ii) any Liability of FPD for (x) income, transfer, sales, use, and other Taxes arising in connection with the consummation of the transactions contemplated hereby (y) Taxes arising because FPD is transferring the Acquired Assets and (z) Withholding Tax, State Sales Tax or Value Added Tax, (iii) any Liability of FPD for the unpaid Taxes of any Person under REG. SECTION 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise, (iv) any

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obligation  of  FPD  to  indemnify  any  Person  (including  FPD  Parent  or its
Affiliates) by reason of the fact that such Person was a director, officer, employee, or agent of FPD and FP France or was serving at the request of any such entity as a partner, trustee, director, officer, employee, or agent of
another  entity  (whether  such  indemnification  is  for  judgments,   damages,
penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such indemnification is pursuant to any statute, charter document, bylaw, agreement, or otherwise), (v) any Liability of FPD for costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, (vi) any Liability or obligation of FPD under this Agreement (or under any side agreement between FPD on the one hand and Buyer on the other hand entered into on or after the date of this Agreement) or (vii) any Indebtedness.

        "BASIS" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

        "BUSINESS" means the design, development and delivery of digital archive management and transcoding solutions, including the sale of the relevant software, professional services, maintenance and support and the resale of third-party hardware and software.

        "CASH" means cash and cash equivalents (including marketable securities and short term investments) calculated in accordance with GAAP applied on a basis consistent with the preparation of the Financial Statements.

        "COBRA" means the requirements of Part 6 of Subtitle B of Title I of ERISA and CODE SECTION 4980B and of any similar state law.

        "CODE" means the Internal Revenue Code of 1986, as amended.

        "CONFIDENTIAL INFORMATION" means any and all information concerning the Business. Without limiting the generality of the foregoing, Confidential Information includes but is not limited to information: (a) which constitutes proprietary information of the Business; (b) which contains financial statements, financial projections and budgets, historical and projected sales; capital spending budgets and plans, business plans, the names and backgrounds of key personnel, customer lists and customer information, personnel training and techniques and materials, marketing plans or market expansion proposals and sales techniques and materials of FPD and FP France, however documented; (c) product specifications, discoveries, improvements, processes, marketing and service methods or techniques, formulae, designs, styles, specifications, data bases, computer programs (whether in source code or object code), know-how, strategies, current and anticipated customer requirements, price lists, market studies, and any other information, however documented, that is a trade secret of FPD or FP France under applicable law; and (d) notes, analyses, compilations, studies, summaries, and other material prepared by FPD or FP France containing or based, in whole or in part, on any information included in the foregoing.

        "CONTROLLED GROUP" has the meaning set forth in CODE SECTION 1563.

        "DISCLOSURE SCHEDULE" has the meaning set forth in SECTION 3 below.

        "EMPLOYEE BENEFIT PLAN" means any "employee benefit plan" as such term is defined in ERISA Section 3(3) or implemented by French law or the French Collective Bargaining Agreement for Consultancy Services, as applicable, and any other employee benefit plan, program or arrangement of any kind.

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        "EMPLOYEE  PENSION  BENEFIT  PLAN"  has the  meaning  set forth in ERISA
Section 3(2) or as implemented by French law or the French Collective Bargaining Agreement for Consultancy Services, as applicable.

        "EMPLOYEE  WELFARE  BENEFIT  PLAN"  has the  meaning  set forth in ERISA
Section 3(1) or as implemented by French law or the French Collective Bargaining Agreement for Consultancy Services, as applicable.

        "ENVIRONMENTAL, HEALTH, AND SAFETY REQUIREMENTS" shall mean all federal, state, local, and foreign statutes, regulations, ordinances, and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations, with respect to U.S. common law and France law, respectively, concerning public health and safety, worker health and safety, and pollution or protection of the environment, including, without limitation, all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances, or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise, or radiation, each as amended and as now or hereafter in effect.

        "ERISA" means the U.S. Employee Retirement Income Security Act of 1974, as amended.

        "ERISA AFFILIATE" means each entity that is treated as a single employer with FPD for purposes of CODE SECTION 414.

        "ESCROW AGREEMENT" means the Escrow Agreement entered into concurrently herewith and attached hereto as EXHIBIT A.

        "ESCROW AMOUNT" means $2,500,000.

        "EXCESS  LOSS  ACCOUNT"  has the  meaning  set  forth  in  REG.  SECTION
1.1502-19.

        "FIDUCIARY" has the meaning set forth in ERISA SECTION 3(21).

        "FISCAL PERIOD" means either the 2006 Fiscal Period, 2007 Fiscal Period or 2008 Fiscal Period, as applicable.

        "FP FRANCE SHARES" means any share or interest of FP France.

        "FRENCH GAAP" means France generally accepted accounting principles as in effect from time to time, consistently applied.

        "GAAP" means United States generally accepted accounting principles as in effect from time to time, consistently applied.

        "INDEBTEDNESS" means, with respect to any Person, (a) all indebtedness of such Person, whether or not contingent, for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services, (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP (and French GAAP), recorded as capital leases, (e) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (f) all Indebtedness of others referred to in clauses (a) through
(e) above  guaranteed  directly or indirectly in any manner by such Person,  and
(g) all

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Indebtedness  referred to in clauses  (a)  through (f) above  secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Encumbrance on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

        "INTELLECTUAL PROPERTY" means all of the following in any jurisdiction throughout the world: (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, slogans, trade names, corporate names, Internet domain names and rights in telephone numbers, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, information regarding processes and procedures and Business and marketing plans and proposals), (f) all other copyrightable works, including software and all other computer software (including source code, object code, executable code, technical and descriptive materials relating to the acquisition, design, development, use or maintenance of computer code, data, databases, program documentation and related documentation and materials), (g) all advertising and promotional materials, (h) all other proprietary rights, and
(i) all copies and tangible embodiments thereof (in whatever form or medium).

        "INTERCOMPANY TRANSACTION" has the meaning set forth in REG. SECTION 1.1502-13.

        "KNOWLEDGE" means actual knowledge of a Person, as of the date hereof, after reasonable investigation.

        "LEASED REAL PROPERTY" means all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures, or other interest in real property held by FPD or FP France, together with all Leased Real Property Subleases, including the right to all security deposits and other amounts and instruments deposited by or on behalf of FPD or FP France thereunder.

        "LEASED REAL PROPERTY SUBLEASES" means all subleases, licenses or other agreements pursuant to which FPD or FP France conveys or grants to any Person a subleasehold estate in, or the right to use or occupy, any Leased Real Property or portion thereof.

        "LEASES" means all leases, subleases, licenses, concessions and other agreements (written or oral), including all amendments, extensions, renewals, guaranties, and other agreements with respect thereto, pursuant to which FPD or FP France holds any Leased Real Property, including the right to all security deposits and other amounts and instruments deposited by or on behalf of FPD or FP France thereunder.

        "LIABILITY" means any liability or obligation of whatever kind or nature (whether known

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or unknown,  whether  asserted or  unasserted,  whether  absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

        "LIEN" means any mortgage, pledge, lien, encumbrance, charge, or other security interest other than (a) liens for Taxes not yet due and payable, (b) purchase money liens and liens securing rental payments under capital lease arrangements, and (c) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

        "MATERIAL ADVERSE EFFECT" or "MATERIAL ADVERSE CHANGE" means (a) any circumstance, change in or effect on FPD, FP France or the Business that, individually or in the aggregate with all other circumstances, changes in or effects on FPD, FP France or the Business is or is reasonably likely to be materially adverse to the assets, operations, properties, liabilities (including contingent liabilities), results of operations or financial condition of FPD, its assets or the Business; PROVIDED, HOWEVER, that circumstances, changes and effects that are caused by (x) economic conditions generally in the United States, France, Canada, United Kingdom, Germany, Spain, Belgium, Singapore, Korea or China, other than the effects of any such circumstances, changes or effects which adversely affect FPD, FP France or the Business to a materially greater extent than its competitors in the applicable industries in which FPD, FP France or the Business compete, or (y) general economic conditions effecting the industry in which FPD competes as a whole and not specifically related to FPD, FP France or the Business, other than the effects of any such circumstances, changes or effects which adversely affect FPD, FP France or the Business to a materially greater extent than its competitors in the applicable industries in which FPD, FP France or the Business compete, in any case, shall not be considered a Material Adverse Effect; or (b) any effect that would materially impair Buyer's or FPD's ability to consummate the transaction contemplated hereby.

        "MOST RECENT BALANCE SHEET" means the balance sheet contained within the Most Recent Financial Statements.

        "MULTIEMPLOYER PLAN" has the meaning set forth in ERISA SECTION 3(37).

        "NET SOFTWARE REVENUE" means sales of DIVArchive, Bitscream or other proprietary software of FPD or FP France, currently in existence or derivations thereto, whether sold separately or in combination with other products or services net of any customer discount. For the purpose of this definition and any calculation prepared in connection therewith, the net discount may not be greater than 20% of the weighted average discount provided to comparable sales for the prior 6 months.

        "NET WORKING CAPITAL" means the excess of current assets over current liabilities, as determined in accordance with GAAP calculated substantially in the form attached hereto as Schedule 1(b). Accounts Receivable calculated for this purpose shall be valued at face value if the maturity is ninety (90) days or less and at zero (0), if the maturity is more than ninety (90) days.

        "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

        "OWNED REAL PROPERTY" means all land, together with all buildings, structures, improvements and fixtures located thereon, including all electrical, mechanical, plumbing and other building systems, fire protection, security and surveillance systems, telecommunications,

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computer,  wiring,  and  cable  installations;   utility  installations,   water
distribution systems, and landscaping, together with all easements and other rights and interests appurtenant thereto (including air, oil, gas, mineral, and water rights, owned by FPD or FP France), together with all Owned Real Property Leases, including the right to all security deposits and other amounts and instruments deposited by or on behalf of FPD or FP France thereunder.

        "OWNED REAL PROPERTY LEASES" means all leases, licenses, or other agreements (written or oral) pursuant to which FPD or FP France conveys or grants to any Person a leasehold estate in, or the right to use or occupy, any Owned Real Property or portion thereof.

        "PERMITTED  ENCUMBRANCES"  means  with  respect  to each  parcel of Real
Property: (a) real estate taxes, assessments and other governmental levies, fees, or charges imposed with respect to such Real Property that are (i) not due and payable as of the Closing Date or (ii) are being contested in good faith and for which appropriate reserves have been established in accordance with GAAP;
(b) mechanics' liens and similar liens for labor, materials, or supplies provided with respect to such Real Property incurred in the Ordinary Course of Business for amounts that are not due and payable that (i) as of the Closing Date or (ii) being contested in good faith and for which appropriate reserves have been established in accordance with GAAP; (c) zoning, building codes and other land use laws regulating the use or occupancy of such Real Property or the activities conducted thereon that are imposed by any governmental authority having jurisdiction over such Real Property that are not violated by the current use or occupancy of such Real Property or the operation of FPD's or FP France's Business as currently conducted thereon; and (d) easements, covenants, conditions, restrictions, and other similar matters of record affecting title to such Real Property which do not or would not impair the use or occupancy of such Real Property in the operation of FPD's or FP France's Business as currently conducted thereon except Owned Real Property Leases.

        "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other business entity, or a governmental entity (or any department, agency, or political subdivision thereof).

        "POST-EARNOUT PERIOD" means the calendar period from and including the commencement of business on January 1, 2009 through December 31, 2009.

        "PROHIBITED TRANSACTION" has the meaning set forth in ERISA SECTION 406 and CODE SECTION 4975.

        "REPORTABLE EVENT" has the meaning set forth in ERISA SECTION 4043.

        "SECURITIES ACT" means the Securities Act of 1933, as amended.

        "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

        "STATE SALES TAX" means any tax or other amount owed by a FPD Parent, FPD or FP France, or required to be collected by FPD Parent, FPD or FP France from its customers and remitted by FPD Parent, FPD or FP France to the relevant taxing authority, in connection with sales of tangible personal property or taxable services, under the laws of any state or local taxing jurisdiction within the United States.

        "SUBSIDIARY" means FP France and, with respect to any Person, any corporation, limited liability company, partnership, association, or other business entity of which (i) if a corporation,

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a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof and for this purpose, a Person or Persons owns a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity's gains or losses or shall be or control any managing director or general partner of such business entity (other than a corporation). The term "Subsidiary" shall include all Subsidiaries of such Subsidiary.

        "TAX" or "TAXES" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under CODE
SECTION 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, whether computed on a separate or consolidated, unitary or combined basis or in any other manner, including any interest, penalty, or addition thereto, whether disputed or not and including any obligation to indemnify or otherwise assume or succeed to the Tax liability of any other Person.

        "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

        "VALUE ADDED TAX" means any tax or other amount owed by FPD Parent, FPD or FP France, or required to be collected by FPD Parent, FPD or FP France from its customers and remitted by FPD Parent, FPD or FP France to the relevant taxing authority, in connection with sales of tangible property or taxable services, under the laws of any taxing jurisdiction outside the United States.

        "WITHHOLDING TAX" means any tax or other amount owed by FP France on payments of dividends, royalties, interest, wages or other payments under the applicable laws of France or other jurisdictions that have taxing authority over FP France's operations.

        2.      BASIC TRANSACTION.

        (a) PURCHASE AND SALE OF ACQUIRED ASSETS. On and subject to the terms and conditions of this Agreement, FPD Acquisition agrees to purchase from FPD, and FPD agrees to sell, transfer, convey, and deliver to FPD Acquisition, all of the Acquired Assets at the Closing for the consideration specified below in SECTIONS 2(d) and 2(e).

        (b) PURCHASE AND SALE OF FP FRANCE SHARES. On Closing, FPD shall sell to Holdings and the Holdings shall purchase from FPD all outstanding capital stock of FP France by executing the French Purchase Agreement attached hereto as EXHIBIT B ("French Purchase Agreement"), free and clear of all Liens and all rights attached thereto. To the extent that the provisions of the French Purchase Agreement are inconsistent with the provisions of this Agreement, (i) the provisions of this Agreement shall prevail and the inconsistent provisions of the French Purchase Agreement shall be given effect only to the extent required to comply with applicable local laws, and (ii) the parties shall nonetheless to the maximum extent permitted by law comply with the applicable provisions of this Agreement as though they were bound by such provisions of this Agreement instead of the applicable provisions of the French Purchase Agreement, and if not permitted by applicable law to comply with this Agreement strictly in accordance with its terms, such parties shall implement such arrangements as may be necessary to afford to each such party as nearly as practicable the benefits and burdens such party would have enjoyed and been subject to had the parties been permitted to comply with this Agreement strictly in accordance with its terms.

        (c) ASSUMPTION OF LIABILITIES. On and subject to the terms and conditions of this Agreement, FPD Acquisition agrees to assume and become responsible for all Assumed Liabilities at the Closing. FPD Acquisition will not assume or have any responsibility, however, with respect to any other obligation or Liability of FPD not included within the definition of Assumed Liabilities.

        (d) PURCHASE PRICE. Buyer agrees to pay to FPD at the Closing $33,000,000 less the Escrow Amount (such difference, the "CLOSING PURCHASE PRICE") by delivery of cash in the amount of the Closing Purchase Price payable by wire transfer. At Closing, Buyer agrees to pay to JP Morgan Chase, as escrow agent (the "ESCROW AGENT"), the Escrow Amount in cash payable by wire transfer or delivery of other immediately available funds for deposit into the escrow account. The Escrow Amount plus any interest accrued thereon will be available to satisfy any amounts owed by FPD or FPD Parent to Buyer under Section 9 in accordance herewith and with the terms of the Escrow Agreement. Any payments pursuant to SECTION 2(e) or 2(f) shall adjust (upward or downward) the Closing Purchase Price of the Acquired Assets and FP France Shares (the "PURCHASE PRICE").

        (e)     EARNOUT PAYMENT.

                (i) Following the Closing, FPD Parent will be entitled to receive up to four contingent payments totaling, in the aggregate, Five Million Dollars ($5,000,000) (collectively, the "Earnout Payments"). Each Earnout Payment is the product of five percent (5%) of the Net Software Revenue collected (in cash or functional equivalent) for each Fiscal Period and will be paid in accordance with section 2(e)(vii) upon the final determination of the Revenue Statement for the applicable Fiscal Period in accordance with this section 2(e). For the avoidance of doubt, upon receipt by FPD of $5,000,000 in connection with this section 2(e), whether in Fiscal Year 2006 or otherwise, this section 2(e) will no longer be effective. Notwithstanding the foregoing, the calculation of Net Software Revenue will not include cash received after January 1, 2006 in connection with any agreement entered into prior to January 1, 2006.

                (ii) Within sixty (60) days following the end of each Fiscal Period and the Post-Earnout Period, Buyer shall, at its expense, deliver to FPD a statement of Net Software Revenue for the relevant Fiscal Period (or cash received during the Post-Earnout Period, if applicable) (each a "Revenue Statement"), which shall be certified as correct by the chief financial officer, or equivalent, of Buyer, together with copies of such computations and all reasonable supporting documentation. With respect to the Revenue

        Statement delivered for the 2008 Fiscal Period, Buyer shall also deliver a comprehensive list of agreements (each a "Earnout Contract" and collectively, the "Earnout Contracts") entered into during the 2008 Fiscal Period ("Earnout Contract Statement"), where Buyer, by the terms of each Earnout Contract, is due to receive additional Net Software Revenue cash payments during the Post-Earnout Period.

                (iii)   During  the  thirty  (30)  days  immediately   following
        Buyer's delivery of the Revenue Statement and Earnout Contract Statement, if applicable, FPD shall be entitled to review the Revenue Statement and Earnout Contract Statement, if applicable, and any working papers, trial balances and similar materials relating to the Revenue Statement and Earnout Contract Statement, if applicable, prepared by Buyer or its accountants, and Buyer shall provide FPD and its representatives with reasonable access, during Buyer's normal business hours and upon reasonable notice, to Buyer's personnel, properties, books and records for the sole purpose of verifying the Revenue Statement and Earnout Contract Statement, if applicable. All accounting entries made in the Revenue Statement for the applicable Revenue Period will be made regardless of their amount and all detected errors and omissions will be corrected regardless of their materiality.

                (iv) The Revenue Statement and Earnout Contract Statement, if applicable, shall become final and binding upon the Parties upon the earlier of (A) written notice from FPD that the Revenue Statement and Earnout Contract Statement, if applicable, is agreed to, or (B) in the absence of such notice, on the thirty-first (31st) day following Buyer's delivery of such Revenue Statement and Earnout Contract Statement, if applicable, unless FPD gives written notice to Buyer of its disagreement with the Revenue Statement or Earnout Contract Statement, if applicable, (a "Notice of Disagreement With Revenue Statement") prior to such date. Any Notice of Disagreement with Revenue Statement and Earnout Contract Statement, if applicable, shall specify in reasonable detail the nature of any disagreement so asserted.

                (v) If a timely Notice of Disagreement with Revenue Statement or Earnout Contract Statement, if applicable, is received by Buyer with respect to the Revenue Statement or Earnout Contract Statement, if applicable, then the Revenue Statement and Earnout Contract Statement, if applicable, shall become final and binding upon the Parties on the earlier of (A) the date Buyer and FPD resolve in writing all differences they have with respect to the matters specified in a Notice of Disagreement with Revenue Statement, or (B) the date the matters in dispute are finally resolved in writing by the Arbitrator in the manner described below.

                (vi) During the thirty (30) days immediately following the delivery of any Notice of Disagreement with Revenue Statement, Buyer and FPD shall seek in good faith to resolve in writing any differences which they may have with respect to the matters specified in such Notice of Disagreement with Revenue Statement. During such period, FPD and FPD's accountants shall have access to Buyer's working papers, trial balances and similar materials (including the working papers, trial balances and similar materials of Buyer's accountants) prepared in connection with Buyer's preparation of the Revenue Statement and Earnout Contract Statement, if applicable. If such differences have not been resolved by the end of such 30-day period, Buyer and FPD shall submit to the

        Denver, Colorado office of the Arbitrator for review and resolution any and all matters which remain in dispute and which were included in any Notice of Disagreement with Revenue Statement (it being understood that the Arbitrator shall act as an arbitrator to determine only those matters which remain in dispute), and the Arbitrator shall reach a final, binding resolution of all matters which remain in dispute, which final resolution shall be (A) in writing, (B) furnished to Buyer and FPD as soon as practicable (but in any event within thirty (30) days) after the items in dispute have been referred to the Arbitrator, and (C) made in accordance with this Agreement. The Arbitrator's resolution of the relevant Net Software Revenue calculations may not be less than Buyer's calculation of such Net Software Revenue calculations nor greater than FPD's calculation of such Net Software Revenue calculations. The Revenue Statement and Earnout Contract Statement, if applicable, with any adjustments necessary to reflect the Arbitrator's resolution of the matters in dispute, shall become final and binding on the Parties on the date the Arbitrator delivers its final resolution to the Parties. Each of Buyer and FPD shall pay its own costs and expenses incurred in connection with such arbitration, provided that the fees and expenses of the Arbitrator shall be borne by FPD and Buyer in such proportion as the Arbitrator shall determine based upon the relative merit of the position of the Parties. This provision for arbitration shall be specifically enforceable by the Parties and the decision of the Arbitrator in accordance with the provisions hereof shall be final and binding with respect to the matters so arbitrated and there shall be no right of appeal therefrom.

                (vii) If an Earnout Payment is payable with respect to the applicable Fiscal Period or Post-Earnout Period, such Earnout Payment shall be paid by Buyer to FPD, within the later of (A) 90 days following the applicable Fiscal Period or Post-Earnout Period; and (B) fifteen
        (15) days following FPD's agreement to or final resolution of the applicable Revenue Statement.

        (f)     NET WORKING CAPITAL.

                (i) No later than three (3) Business Days prior to the Closing Date, FPD shall cause to be prepared and delivered to Buyer a statement (the "Estimated NWC Statement"), together with copies of such computations and all reasonable supporting documentation, which shall be certified as correct by the Chief Financial Officer of FPD Parent, presenting FPD's estimated Net Working Capital as of the end of business on the Closing Date (the "Estimated Net Working Capital").

                (ii) Buyer and its accountants shall be entitled to review the Estimated NWC Statement and any working papers, trial balances and similar materials relating to the Estimated NWC Statement prepared by FPD or FPD's accountants and FPD shall provide Buyer and its accountants with reasonable access, during FPD's normal business hours, to FPD's personnel, properties, books and records necessary to verify the Estimated NWC Statement.

                (iii) Buyer and FPD shall negotiate in good faith to resolve any disagreements regarding the Estimated Net Working Capital. After considering Buyer's objections, if any, FPD shall make such revisions to the Estimated Net Working Statement as are mutually acceptable to Buyer and FPD and shall deliver revised Estimated Net Working Capital Statement not less than one (1) Business Day prior to the Closing Date, and the Closing Purchase Price shall be adjusted on the Closing Date in accordance with such revised calculations of the Estimated Net Working Capital. On the Closing Date, Buyer shall pay the Closing Purchase Price as adjusted (upward if in excess of $660,000, downward if less than $660,000) by the excess of, or deficiency in, the Estimated Net Working Capital and any disagreements that may continue to exist with respect to the Estimated Net Working Capital prior to Closing shall be resolved after Closing in connection with the calculation of the Closing Net Working Capital described below.

                (iv) As promptly as practicable, but no later than sixty (60) days after the Closing Date, Buyer shall cause to be prepared and delivered to FPD a closing statement (the "Closing Statement") presenting the Net Working Capital as of the end of business on the Closing Date ("Closing Net Working Capital").

                (v) The Closing Statement shall become final and binding upon the Parties on the earlier of (i) written notice from FPD that the Closing Statement is agreed to, or (ii) in the absence of such notice, on the thirty-first (31st) day following Buyer's delivery of such Closing Statement, unless FPD gives written notice to Buyer of its disagreement with the Closing Statement (a "Notice of Disagreement with Closing Statement") prior to such date. Any Notice of Disagreement with Closing Statement shall specify in reasonable detail the nature of any disagreement so asserted.

                (vi) During the thirty (30) days immediately following the delivery of any Notice of Disagreement with Closing Statement, Buyer and FPD shall seek in good faith to resolve in writing any differences which they may have with respect to the matters specified in such Notice of Disagreement with Closing Statement. During such period, FPD and FPD's accountants shall have access to Buyer's working papers, trial balances and similar materials (including the working papers, trial balances and similar materials of Buyer's accountants) prepared in Buyer's preparation of the Closing Statement. If such differences have not been resolved by the end of such 30-day period, Buyer and FPD shall submit to the Arbitrator for review and resolution any and all matters which remain in dispute and which were included in any Notice of Disagreement with Closing Statement (it being understood that the Arbitrator shall act as an arbitrator to determine only those matters which remain in dispute), and the Arbitrator shall reach a final, binding resolution of all matters which remain in dispute, which final resolution shall be (A) in writing, (B) furnished to Buyer and FPD as soon as practicable after the items in dispute have been referred to the Arbitrator, and (C) made in accordance with this Agreement. The Arbitrator's resolution of the Closing Net Working Capital may not be less than Buyer's calculation of the Closing Net Working Capital nor greater than FPD's calculation of the Closing Net Working Capital. The Closing Statement, with any adjustments necessary to reflect the Arbitrator's resolution of the matters in dispute, shall become final and binding on the Parties on the date the Arbitrator delivers its final resolution to the Parties. Each of Buyer and FPD shall pay its own costs and expenses incurred in connection with such arbitration, provided that the fees and expenses of the Arbitrator shall be borne by FPD and Buyer in such proportion as the Arbitrator shall determine based upon the relative merit of the position of the Parties. This provision for arbitration shall be specifically enforceable by the Parties and the decision of the Arbitrator in accordance with the provisions hereof shall be final and binding with respect to the matters so arbitrated and there shall be no right of appeal therefrom.

                (vii) If the Closing Net Working Capital, as finally determined in accordance with SECTIONS 2(f)(v) or (vi), as applicable, is less than $660,000 (such difference being the "NWC Deficit"), then FPD shall pay to Buyer, within five (5) Business Days after the determination of the Closing Net Working Capital, an amount equal to the NWC Deficit. If the Closing Net Working Capital exceeds $660,000 (such difference being the "NWC Excess"), then Buyer shall pay to FPD, within five (5) Business Days after the determination of the Closing Net Working Capital, an amount equal to the NWC Excess.

        (g) CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Incentra, in Boulder, Colorado effective at 11:59 p.m. local time not later than the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine (the "Closing Date").

        (h)     DELIVERIES AT CLOSING. At the Closing,

                (i) FPD Parent, FPD and FP France, as applicable, will deliver to Buyer the various certificates, instruments, and documents referred to in SECTION 7(a) below;

                (ii) Buyer will deliver to FPD the various certificates, instruments, and documents referred to in SECTION 7(b) below;

                (iii) FPD will execute, acknowledge (if appropriate), and deliver to Buyer (A) assignments (including Intellectual Property transfer documents) and (B) such other instruments of sale, transfer, conveyance, and assignment as Buyer and its counsel may request;

                (iv) Buyer will execute, acknowledge (if appropriate), and deliver to FPD (A) an assumption in the form attached hereto as EXHIBIT C and (B) such other instruments of assumption as FPD and its counsel reasonably may request; and

                (v) Buyer will deliver to FPD and the Escrow Agent the consideration specified in SECTION 2(d) above.

        (i) ALLOCATION. Buyer shall prepare a proposed allocation of the Purchase Price (and all other capitalized costs) among the Acquired Assets and FP Shares in accordance with CODE SECTION 1060 and the Treasury regulations thereunder (and any similar provision of state, local or foreign law, as appropriate). Buyer shall deliver such allocation to FPD within 60 days after the Closing Date. If FPD disagrees with any items reflected on the schedules so provided, FPD shall notify Buyer of such disagreement and its reason for so disagreeing, in which case Buyer and FPD shall attempt to resolve the disagreement. To the extent the parties cannot agree on a mutually acceptable determination and/or allocation of the Purchase Price, such determination and/or allocation shall be made by the Arbitrator, whose decision shall be final and finding and whose fees and expenses shall be shared equally by Buyer and FPD. Buyer and FPD and their Affiliates shall report, act and file Tax Returns (including, but not limited to Internal Revenue Service Form 8594) in all respects and for all purposes consistent with such allocation prepared by the parties pursuant to this section. FPD shall timely and properly prepare, execute, file and deliver all such documents, forms and other information as Buyer may reasonably request to prepare such allocation. Neither Buyer nor FPD shall take any position (whether in audits, tax returns or otherwise) which is inconsistent with such allocation unless required to do so by applicable law.

        3. FPD'S REPRESENTATIONS AND WARRANTIES. FPD and FPD Parent represent and warrant, jointly and severally, to Buyer that the statements contained in this SECTION 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3), except as set forth in the disclosure schedule accompanying this Agreement (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3.

        (a) ORGANIZATION OF FPD. FPD is a corporation duly organized, validly existing, and in good standing under the laws of Delaware.

        (b) AUTHORIZATION OF TRANSACTION. FPD has full power and authority (including full corporate power) to execute and deliver this Agreement and to perform its obligations hereunder. Without limiting the generality of the foregoing, the board of directors of FPD and FPD Parent have duly authorized the execution, delivery, and performance of this Agreement by FPD and FPD Parent. This Agreement constitutes the valid and legally binding obligation of FPD and FPD Parent, enforceable in accordance with its terms and conditions.

        (c) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in SECTION 2 above), will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which FPD, FPD Parent and FP France is subject or any provision of the charter or bylaws (or comparable organizational documents) of FPD, FPD Parent and FP France or (ii) after obtaining the required consents related to the transfer of assets as set forth on Schedule 3(c), conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which FPD, FPD Parent and FP France is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Lien upon any of its assets). Neither FPD, FPD Parent nor FP France needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in SECTION 2 above).

        (d) BROKERS' FEES. Other than set forth on Schedule 3(d), Neither FPD Parent nor FPD has any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Buyer could become liable or obligated. FPD's Subsidiary does not have any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

        (e) TITLE TO ASSETS. Except as set forth in Schedule 3(e), FPD and FP France have good and marketable title to, or a valid leasehold interest in, the properties and assets used by them, including without limitation the Acquired Assets and the FP France Shares, free and clear of any Liens or restriction on transfer.

        (f) SUBSIDIARIES. FPD has only one Subsidiary, FP France. Schedule 3(f) sets forth the (i) number of shares of authorized capital stock of FP France's capital stock, (ii) the number of issued and outstanding shares of FP France's capital stock, (iii) the number of shares of FP France's capital stock held in treasury, and (iv) FP France's directors and officers. FP France is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of FP France's incorporation and has the requisite powers to conduct its business. FP France is not in a position of insolvency ("ETAT DE CESSATIONO DES PAIEMENTS"). FP France is duly authorized to conduct Business and is in good standing under the laws of each jurisdiction where such qualification is required. FP France has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the Business in which it is engaged and in which it presently proposes to engage and to own and use the properties owned and used by it. FPD has delivered to Buyer correct and complete copies of the charter and bylaws of FP France (as amended to date). The bylaws ("STATUTS") of FP France are up-to-date. No arrangement and, in particular, no shareholders agreement modify the rules set forth in FP France bylaws as, whether or not such agreement is enforceable vis-a-vis third parties. No power of attorney, proxy or similar authorization, which will be in effect on or after the Closing Date, has been given by FP France to anyone. All of the issued and outstanding shares of capital stock of FP France have been duly authorized and are validly issued, fully paid, and nonassessable. FPD holds of record and owns beneficially all of the outstanding shares of FP France, free and clear of any restrictions on transfer except as set forth on Schedule 3(f), Taxes, Liens, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require FPD or FP France to sell, transfer, or otherwise dispose of any capital stock of FP France or that could require FP France to issue, sell, or otherwise cause to become outstanding any of its own capital stock (other than this Agreement). There are no outstanding stock appreciation, phantom stock, profit participation, or similar rights with respect to FP France. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of FP France. The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of FP France are correct and complete and in FP France's possession. FP France is not in default under or in violation of any provision of its charter or bylaws. The filings made by FP France with the Clerk of the Commercial Court of Toulouse are complete and up-to-date, and the K-bis excerpt delivered by the Registry of Commerce and Companies of Toulouse is up-to-date and reflect its current legal situation. Neither FPD nor FP France controls directly or indirectly or has any direct or indirect equity participation in any corporation, partnership, trust, or other business association which is not a Subsidiary of FPD. Except for FP France, neither FPD nor

FP France owns or has any right to acquire, directly or indirectly, any outstanding capital stock of, or other equity interests in, any Person. The FP France Shares are validly issued and fully paid and represent the entire issued share capital of FP France. FP France has not authorized or issued any securities whatsoever other than the FP France Shares and is not required to do so pursuant to any agreement.

        (g) FINANCIAL STATEMENTS AND BUDGET. Attached hereto as EXHIBIT D are the following financial statements (collectively the "Financial Statements"): (i) audited consolidated and unaudited consolidating balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal years ended 2004 and 2005 (the "Most Recent Fiscal Year End") for FPD and FP France (presented on a consolidated basis with FPD Parent);
(ii) French statutory audited balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal years ended 2004 and 2005 for FP France; (iii) consolidated balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the quarters ended March 31, 2006 and 2005 (presented on a consolidated basis with FPD Parent) (iv) unaudited consolidated and consolidating balance sheets and statements of income, and changes in stockholders' equity (the "Most Recent Financial Statements") as of and for the 6 months ended June 30, 2006 (the "Most Recent Fiscal Month End") for FPD and FP France and (v) unaudited balance sheet attached hereto as Schedule 3(g) reflecting the assets and liabilities transferred pursuant to that certain Assignment and Assumption Agreement, dated as of April 30, 2006 between FPD parent to FPD. The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP and French GAAP (solely with respect to audited statutory financials) applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of FPD and FP France as of such dates and the results of operations of FPD and FP France for such periods, are correct and complete, and are consistent with the books and records of FPD and FP France (which books and records are correct and complete); PROVIDED, HOWEVER, that the Most Recent Financial Statements are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack footnotes and other presentation items. FPD Parent maintains a separate Cash account for FPD (into which FPD Parent deposits all of the receipts of FPD and out of which FPD Parent makes all of the disbursements of FPD). Attached hereto as EXHIBIT E is a copy of the budget for the fiscal period ending on December 31, 2006 ("2006 Budget"). To the Knowledge of FPD Parent, FPD and FP France, based upon the Most Recent Financial Statements and prospects for the Business through December 31, 2006, the 2006 Budget is an accurate reflection of the expectations (revenue and expenses) of the Business in all material respects.

        (h) EVENTS SUBSEQUENT TO MOST RECENT FISCAL YEAR END. Since the Most Recent Fiscal Year End, there has not been any Material Adverse Change. Without limiting the generality of the foregoing, and except as set forth in Schedule 3(h), since that date:

                (i) neither FPD nor FP France has sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

                (ii) neither FPD nor FP France has entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $50,000 individually or more than $250,000 in the aggregate or otherwise outside the Ordinary Course of Business;

                (iii) no party (including FPD and FP France) has accelerated, terminated, modified, or cancelled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $50,000 to which FPD or FP France is a party or by which any of them is bound;

                (iv) neither FPD nor FP France has imposed or permitted to exist any Lien upon any of its assets, tangible or intangible other than in respect of Liabilities reflected on the Most Recent Financial Statements;

                (v) neither FPD nor FP France has made any capital expenditure (or series of related capital expenditures) involving more than $50,000 individually or more than $250,000 in the aggregate or otherwise outside the Ordinary Course of Business;

                (vi) neither FPD nor FP France has made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person other than Intercompany Transactions (or series of related capital investments, loans, and acquisitions);

                (vii) neither FPD nor FP France has issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation;

                (viii) neither FPD nor FP France has delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

                (ix) neither FPD nor FP France has cancelled, compromised, waived, or released any right or claim (or series of related rights and claims);

                (x) neither FPD nor FP France has transferred, assigned, or granted any license or sublicense of any rights under or with respect to any Intellectual Property except pursuant to a valid and enforceable contract entered into in the Ordinary Course of Business;

                (xi) there has been no change made or authorized in the charter or bylaws of FPD or FP France;

                (xii) neither FPD nor FP France has issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

                (xiii) neither FPD nor FP France has declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

                (xiv) neither FPD nor FP France has experienced any damage, destruction, or loss (whether or not covered by insurance) to its property in excess of $50,000;

                (xv) neither FPD nor FP France has made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business;

                (xvi) neither FPD nor FP France has entered into any employment contract or collective bargaining agreement or in-house agreement, written or oral, or modified the terms of any existing such contract or agreement;

                (xvii) neither FPD nor FP France has granted any increase in the base compensation of any of its directors, officers, and employees outside the Ordinary Course of Business;

                (xviii) neither FPD nor FP France has adopted, amended, modified, or terminated any bonus, profit sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

                (xix) neither FPD nor FP France has made any other change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business;

                (xx) neither FPD nor FP France has made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

                (xxi) neither FPD nor FP France has paid any amount to any third party with respect to any Liability or obligation (including any costs and expenses FPD has incurred or may incur in connection with this Agreement and the transactions contemplated hereby) which would not constitute an Assumed Liability if in existence as of the Closing;

                (xxii) there has not been any other material occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving FPD or FP France;

                (xxiii) neither FPD nor FP France has discharged a material Liability or Lien outside the Ordinary Course of Business;

                (xxiv) neither FPD nor FP France has made any loans or advances of money;

                (xxv) neither FPD nor FP France has disclosed any Confidential Information, except pursuant to a valid and enforceable Non-Disclosure Agreement; and

                (xxvi) none of FPD and FP France has committed to any of the foregoing.

        (i) UNDISCLOSED LIABILITIES. Neither FPD nor FP France has Knowledge of any Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability), except for (i) Liabilities set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (ii) Liabilities which have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

        (j) LEGAL COMPLIANCE. In the last three years, each of FPD, FP France, and their respective predecessors and Affiliates has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder and including the Foreign Corrupt Practices Act, 15 U.S.C. 78dd-1 et seq.) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

        (k)     TAX MATTERS.

                (i) Each of FPD and FP France has timely filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. All Taxes owed by FPD or FP France (whether or not shown or required to be shown on any Tax Return) have been paid. Neither FPD nor FP France currently is the beneficiary (or has requested) of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where FPD or FP France does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Liens on any of the assets of FPD and FP France that arose in connection with any failure (or alleged failure) to pay any Tax.

                (ii) Each of FPD and FP France has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party, and all Forms W-2 and 1099 required with respect thereto have been properly completed and timely filed.

                (iii) None of FPD Parent, FPD or FP France reasonably expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of FPD and FP France either (A) claimed or raised by any authority in writing or (B) as to which FPD Parent, FPD and FP France (and employees responsible for Tax matters with respect to each Person), has Knowledge based upon personal contact with any agent of such authority. Schedule 3(k) lists all federal, state, local, and foreign income Tax Returns filed with respect to FPD and FP France for taxable periods ended on or after December 31, 2003, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. FPD has delivered to Buyer correct and complete copies of all income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by FPD and FP France since December 31, 2003.

                (iv) Neither FPD nor FP France has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                (v) The unpaid Taxes of FPD and FP France (A) did not, as of the Most Recent Fiscal Month End, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of FPD and FP France in filing their Tax Returns.

                (vi)    Neither FPD nor FP France has filed a consent under CODE
        SECTION 341(f) concerning collapsible corporations. Neither FPD nor FP France has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under CODE SECTION 280G. Neither FPD nor FP France has been a United States real property holding corporation within the meaning of CODE SECTION 897(c)(2) during the applicable period specified in CODE SECTION 897(c)(1)(A)(ii). Each of FPD and FP France has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of CODE SECTION 6662. Neither FPD nor FP France is a party to any Tax allocation or sharing agreement. Neither FPD nor FP France (A) has been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was FPD Parent) or (B) has any Liability for the Taxes of any Person (other than FPD and FP France) under REG. SECTION 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

                (vii) FPD's Subsidiary will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of (A) a change in method of accounting for a taxable period (or portion thereof) ending on or prior to the Closing Date, (B) any "closing agreement," as described in SECTION 7121 of the Code (or any corresponding provision of state, local or foreign income Tax law),
        (C) any Intercompany Transaction or any Excess Loss Account (or any corresponding or similar provision or administrative rule of federal, state, local or foreign income Tax law), (D) any installment sale or open transaction made on or prior to the Closing Date or (E) as a result of any prepaid amount received on or prior to the Closing Date.

                (viii) Neither FPD nor FP France has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by CODE SECTION 355 or SECTION 361.

        (l)     REAL PROPERTY.

                (i)     Neither FPD nor FP France own any real property.

                (ii) Schedule 3(l)(ii) sets forth the address of each parcel of Leased Real

        Property, and a true and complete list of all Leases for each such Leased Real Property (including the date and name of the parties to such Lease document). FPD has delivered to Buyer a true and complete copy of each such Lease document, and in the case of any oral Lease, a written summary of the material terms of such Lease. Except as set forth in
        Schedule 3(l)(ii), with respect to each of the Leases:

                        (A) such Lease is legal, valid, binding, enforceable and in full force and effect;

                        (B) the transaction contemplated by this Agreement does not require the consent of any other party to such Lease (except for those Leases for which Lease Consents are obtained), will not result in a breach of or default under such Lease, and will not otherwise cause such Lease to cease to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing;

                        (C) neither FPD's nor FP France's possession and quiet enjoyment of the Leased Real Property under such Lease has been disturbed and there are no disputes with respect to such Lease;

                        (D) neither FPD nor FP France, or any other party to the Lease is in breach or default under such Lease, and no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a breach or default, or permit the termination, modification or acceleration of rent under such Lease;

                        (E)     no security deposit or portion thereof deposited
                with respect to such Lease has been applied in respect of a breach or default under such Lease which has not been redeposited in full;

                        (F) neither FPD nor FP France owes, or will owe in the future, any brokerage commissions or finder's fees with respect to such Lease;

                        (G)     the  other   party  to  such  Lease  is  not  an
                Affiliate of, and otherwise does not have any economic interest in FPD or FP France;

                        (H)     neither   FPD  nor  FP  France  has   subleased,
                licensed or otherwise granted any Person the right to use or occupy such Leased Real Property or any portion thereof;

                        (I) neither FPD nor FP France has collaterally assigned or granted any other Lien in such Lease or any interest therein; and

                        (J) there are no Liens on the estate or interest created by such Lease.

                (iii) Neither FPD nor FP France have any Leased Real Property Subleases (including all amendments, extensions, renewals, guaranties and other agreements with respect thereto) (collectively, the "Landlord Leases").

                (iv) The Leased Real Property identified in Schedule 3(l)(ii) (collectively, the "Real Property") comprise all of the real property used in FPD's or FP France's Business; and neither FPD nor FP France is a party to any agreement or option to purchase any real property or interest therein.

        (m)     INTELLECTUAL PROPERTY.

                (i) FPD and FP France own and possess all right, title and interest in and to, or have the right to use pursuant to a valid, enforceable and transferable written license, sublicense, agreement, or permission all Intellectual Property necessary or desirable for the operation of the Business of FPD and FP France as presently conducted and as presently proposed to be conducted. Each item of Intellectual Property owned or used by FPD or FP France immediately prior to the Closing hereunder will be owned or available for use by Buyer or the Subsidiary on identical terms and conditions immediately subsequent to the Closing hereunder. Each of FPD and FP France has taken all commercially reasonable and desirable action to maintain and protect each item of Intellectual Property that it owns or uses.

                (ii) Neither FPD nor FP France has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and except as set forth in Schedule 3(m)(ii), none of FPD Parent, FPD or FP France (and employees with responsibility for Intellectual Property matters) has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that FPD or FP France must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of FPD Parent, FPD and FP France (and employees responsible for Intellectual Property matters with respect to each Person), no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of FPD or FP France.

                (iii) Schedule 3(m)(iii) identifies each patent, copyright or registration or application therefor which has been issued to FPD or FP France with respect to any of its Intellectual Property, identifies each pending application or application for registration which FPD or FP France has made with respect to any of its Intellectual Property, and identifies each license, sublicense, agreement, or other permission which FPD or FP France has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). FPD has delivered to Buyer correct and complete copies of all such patents, copyrights, registrations, applications, licenses, sublicenses, agreements, and permissions (as amended to date) and has made available to Buyer correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item.
        Schedule 3(m)(iii) also identifies each unregistered trademark, service mark, trade name, corporate name or Internet domain name, computer software item (other than commercially available off-the-shelf software purchased or licensed for less than a total cost of $1,000 in the aggregate) and each material unregistered copyright used by FPD or FP France in connection with any of its Businesses. With respect to each item of Intellectual Property required to be identified in Schedule 3(m)(iii):

                        (A) Except as set forth in Schedule 3(m)(iii)(A), FPD and FP France own and possess all right, title, and interest in and to the item, free and clear of any Lien, license, or other restriction or limitation regarding use or disclosure;

                        (B) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                        (C) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand has been made or is pending or is threatened which challenges the legality, validity, enforceability, use, or ownership of the item, and there are no grounds for the same;

                        (D) except as set forth in Schedule 3(m)(iii)(D), neither FPD nor FP France has ever agreed to indemnify any
                Person   for  or   against   any   interference,   infringement,
                misappropriation,  or other  conflict  with respect to the item;
                and

                        (E) no loss or expiration of the item is threatened, pending, or reasonably foreseeable, except for patents expiring at the end of their statutory terms (and not as a result of any act or omission by FPD Parent, FPD, or FP France, including without limitation, a failure by FPD Parent, FPD, or FP France to pay any required maintenance fees).

                (iv) Schedule 3(m)(iv) identifies each item of Intellectual Property that any third party owns and that FPD or FP France uses pursuant to license, sublicense, agreement, or permission. FPD has delivered to Buyer correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in Schedule 3(m)(iv);

                        (A)     the   license,    sublicense,    agreement,   or
                permission   covering  the  item  is  legal,   valid,   binding,
                enforceable, and in full force and effect;

                        (B) the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following consummation of the transactions contemplated hereby;

                        (C) no party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                        (D) no party to the license, sublicense, agreement, or permission has repudiated any provision thereof;

                        (E) with respect to each sublicense, the representations and warranties set forth in subsections (A) through (D) above are true and correct with respect to the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                        (F) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or is threatened that challenges the legality, validity, or enforceability of the underlying item of Intellectual Property, and there are no grounds for the same; and

                        (G) Except as set forth in Schedule 3(m)(iv)(G), neither FPD nor FP France has granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

                (v) FPD and FP France (and employees with responsibility for Intellectual Property matters with respect to each Person): (A) neither FPD nor FP France has in the past infringed upon, misappropriated, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the operation of its Businesses as presently conducted; (B) there are no facts that indicate a likelihood of any of the foregoing; and (C) no notices regarding any of the foregoing (including, without limitation, any demands or offers to license any Intellectual Property from any third party) have been received.

                (vi) None of FPD Parent, FPD and FP France (and employees with responsibility for Intellectual Property matters with respect to each Person) has any Knowledge of any new products, inventions, procedures, or methods of manufacturing or processing that any competitors or other third parties have developed (as they exist in their current form) which reasonably could be expected to supersede or make obsolete any product or process of FPD or FP France or to limit the Business of FPD and FP France as presently conducted or as presently proposed to be conducted.

                (vii) FPD and FP France have taken all commercially reasonable and desirable action to maintain and protect all of the Intellectual Property of FPD and FP France and will continue to maintain and protect all of the Intellectual Property of FPD and FP France prior to Closing so as not to adversely affect the validity or enforceability thereof. To the Knowledge of FPD Parent, FPD and FP France, the owners of any of the Intellectual Property licensed to FPD and FP France have taken all commercially reasonable and desirable action to maintain and protect the Intellectual Property covered by such license.

                (viii) To the extent such items exist and are in the possession of FPD or FP France, the Acquired Assets include the source code, system documentation, statements of principles of operation, and schematics for all software, delivery platforms, gateways, "on ramp" connections and access points (collectively, the "Technology Assets"), as well as any pertinent commentary or explanation that may be necessary to render such materials understandable and usable by a trained computer programmer. The technical and descriptive materials relating to the acquisition, design, development, use or maintenance of computer code and program documentation (the "Documentation") also includes any programs owned or licensed by FPD (including compilers), "workbenches," tools and higher level (or "proprietary") language used for the development, maintenance and implementation of the Technology Assets. FPD or FP France has
        validly and effectively obtained the right and license to the third-party software contained in the

        Technology Assets and Documentation pursuant to the contracts comprising Acquired Assets or contracts in the name of FP France. The Technology Assets and Documentation contain no other programming or materials in which any third party may claim superior, joint or common ownership. Neither FPD nor FP France has granted, transferred or assigned any right or interest in the Technology Assets, the Documentation or its other Intellectual Property to any Person. There are no contracts, agreements, licenses and other commitments and arrangements in effect with respect to the marketing, distribution, licensing or promotion of the Technology Assets, the Documentation or its Intellectual Property by any salesperson, distributor, sublicensor or other remarketer or sales organization.

                (ix) FPD and FP France have complied in all material respects with and are presently in compliance with all foreign, federal, state, local, governmental (including, but not limited to, the Federal Trade Commission and State Attorneys General), administrative or regulatory laws, regulations, guidelines and rules applicable to any Intellectual Property and FPD and FP France shall take all steps necessary to ensure such compliance until Closing.

                (x)     Any  applicable   application,   filing,   registration,
        renewal and other fees for the Intellectual Property owned by FPD and FP France in connection with its Business have been paid.

        (n) TANGIBLE ASSETS. FPD and FP France own or lease all buildings, machinery, equipment, and other tangible assets necessary for the conduct of their Businesses as presently conducted and as presently proposed to be conducted. Each such tangible asset is free from material defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used and presently is proposed to be used.

        (o) CONTRACTS. Schedule 3(o) lists the following contracts and other agreements to which FPD or FP France is a party:

                (i) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $50,000 per annum;

                (ii) any agreement (or group of related agreements) for the purchase or sale of supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a material loss to FPD or FP France, or involve consideration in excess of $50,000;

                (iii)   any agreement concerning a partnership or joint venture;

                (iv) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any Indebtedness, or under which it has imposed a Lien on any of its assets, tangible or intangible;

                (v)     any    agreement    concerning     confidentiality    or
        noncompetition;

                (vi) any agreement involving any of FPD Parent and their Affiliates (other than FPD and FP France);

                (vii) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of its current or former directors, officers, and employees;

                (viii)  any collective bargaining agreement;

                (ix) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis;

                (x) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business;

                (xi) any agreement under which the consequences of a default or termination could have a Material Adverse Effect;

                (xii) any agreement under which it has granted any Person any registration rights (including, without limitation, demand and piggyback registration rights);

                (xiii) any agreement under which FPD or FP France has advanced or loaned any other Person amounts in the aggregate exceeding $50,000, other than Intercompany Transactions, which will be terminated at closing (except for the Intercompany License Agreement); or

                (xiv) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $50,000.

FPD has delivered to Buyer a correct and complete copy of each written agreement listed in Schedule 3(o) (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in Schedule 3(o). With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in SECTION 2 above); (C) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) no party has repudiated any provision of the agreement.

        (p) NOTES AND ACCOUNTS RECEIVABLE. All notes and Accounts Receivable of FPD and FP France are reflected properly on their books and records, are valid receivables subject to no setoffs or counterclaims, are fully collectible, and will be collected in a reasonable time at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of FPD and FP France.

        (q) POWERS OF ATTORNEY. Except as set forth on Schedule 3(q), there are no outstanding powers of attorney executed on behalf of FPD or FP France.

        (r) INSURANCE. Schedule 3(r) sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which FPD or FP France is a party, a named insured, or otherwise the beneficiary of coverage:

                (i) the name of the insurer, the name of the policyholder, and the name of each covered insured;

                (ii)    the policy number and the period of coverage; and

                (iii) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount of coverage.

With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect, and will remain so until the Closing; (B) neither FPD nor FP France nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (C) no party to the policy has repudiated any provision thereof. Neither FPD or FP France has been denied coverage by an insurance carrier. Each of FPD and FP France has been covered during the past 5 years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. Schedule 3(r) describes any self-insurance arrangements affecting FPD and FP France.

        (s) LITIGATION. Schedule 3(s) sets forth each instance in which FPD or FP France (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or, to the Knowledge of FPD Parent, FPD and FP France (and employees with responsibility for litigation matters with respect to each Person) is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in Schedule 3(s) could result in (1) any Material Adverse Change, (2) prevention of the consummation of any transactions contemplated by this Agreement, (3) causing any of the transactions contemplated by this Agreement to be rescinded following consummation, (4) affecting adversely the right of FPD Acquisition or Holdings to own the Acquired Assets, or (5) affecting adversely the right of FPD Acquisition or Holdings to operate its Business. None of FPD Parent, FPD or FP France (and employees with responsibility for litigation matters) has any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against FPD or FP France or that there is a basis for the foregoing.

        (t) PRODUCT WARRANTY. To the Knowledge of FPD and FP France, and excluding any normal warranty and support obligations incurred in the Ordinary Course of Business each product sold or delivered by FPD or FP France has been in conformity with all applicable contractual commitments and all express and implied warranties, and neither FPD nor FP France has any Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any

Liability) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of FPD and FP France.

        (u) EMPLOYEES. Schedule 3(u) sets forth the employees by company, the annual salary for each and any accrued but unpaid bonus. To the Knowledge of FPD Parent, FPD and FP France (and employees with responsibility for employment matters with respect to each Person), no executive, key employee, or group of employees has any plans to terminate employment with FPD or FP France, and all employees have executed legally binding agreements regarding the ownership of Intellectual Property and prohibiting the disclosure of Confidential Information and certain post-termination competition. Except for FP France, which applies the National Collective Bargaining Agreement for Consultancy Services ("SYNTEC") but does not apply any in-house collective bargaining agreement, FPD is not a party to and is not bound by a collective bargaining agreement. Neither FPD nor FP France has experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. Neither FPD nor FP France has committed any unfair labor practice. None of FPD Parent, FPD and FP France (and employees with responsibility for employment matters with respect to such Person) has any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of FPD or FP France. FPD and FP France have at all times complied with all applicable labour and social security legislation and practices and in particular with the legislation and practices on working time, occupational accidents and employee representation, applying to the Employees. FPD and FP France have respected the instructions given by the competent authorities regarding employment law, social security law and health and safety regulations, and has obtained all necessary consents. FPD and FP France are up to date with all contributions in respect of the various social bodies, for contingency funds, welfare (including but not limited to the basic, supplementary and further supplementary contingency funds and pension schemes) and these contributions have been made by it in the form and within such a period as is required. There are no collective or individual negotiations in progress, either with the employees or with the social bodies, with a view to changing in a material manner the guarantees and social costs currently borne and all of the undertakings given by FPD and FP France. FPD and FP France have not been subject to investigation, supervision or readjustment by any social authority or body. There are no collective dismissals pertaining to the Employees being implemented in the businesses of FPD and FP France.

        (v)     EMPLOYEE BENEFITS.

                (i) Schedule 3(v) lists each Employee Benefit Plan that FPD or FP France maintains, to which FPD or FP France contributes or has any obligation to contribute, or with respect to which FPD or FP France has any Liability or potential Liability.

                        (A) Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) has been maintained, funded and administered in accordance with the terms of such Employee Benefit Plan and the terms of any applicable collective bargaining agreement and complies in form and in operation in all respects with the applicable requirements law and legislation in the relevant jurisdiction.

                        (B) All required reports and descriptions (including Form 5500 annual reports, summary annual reports, and summary plan descriptions) have been timely filed and/or distributed in accordance with the applicable requirements of ERISA and the Code with respect to each such Employee Benefit Plan. The requirements of COBRA have been met with respect to each such Employee Benefit Plan and each Employee Benefit Plan maintained by an ERISA Affiliate which is an Employee Welfare Benefit Plan subject to COBRA, excepted for FP France. FPD shall at all times on and after the Closing Date comply with COBRA and with the notice and coverage certification requirements of ERISA Section 701 and Code Section 9801 with respect to all individuals who are "M&A qualified beneficiaries," within the meaning of COBRA, in connection with the asset purchase transaction described in this Agreement.

                        (C) All contributions (including all employer contributions and employee salary reduction contributions) that are due have been made within the time periods prescribed by the law and the applicable regulation in the relevant jurisdictions to each such Employee Benefit Plan that is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been made to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of FPD and FP France. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan that is an Employee Welfare Benefit Plan.

                        (D) Except for the FP France, each such Employee Benefit Plan which is intended to meet the requirements of a "qualified plan" under CODE SECTION 401(a) has received a determination from the Internal Revenue Service that such Employee Benefit Plan is so qualified, and nothing has occurred since the date of such determination that could adversely affect the qualified status of any such Employee Benefit Plan.

                        (E) There have been no Prohibited Transactions with respect to any such Employee Benefit Plan or any Employee Benefit Plan maintained by an ERISA Affiliate. No Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or, to the Knowledge of FPD Parent, FPD and FP France (and employees with responsibility for employee benefits matters), threatened. None of FPD Parent, FPD and FP France (and employees with responsibility for employee benefits matters of such Person) has any Knowledge of any Basis for any such action, suit, proceeding, hearing, or investigation.

                        (F) FPD has delivered to Buyer correct and complete copies of the plan documents and summary plan descriptions.

                (ii) Neither FPD, nor FP France, nor any ERISA Affiliate contributes to, has any obligation to contribute to, or has any liability under or with respect to any Employee Pension Benefit Plan that is a "defined benefit plan" (as defined in ERISA SECTION (35)). No asset of FPD or FP France is subject to any Lien under ERISA or the Code.

                (iii) Neither FPD, nor FP France, nor any ERISA Affiliate contributes to, has any obligation to contribute to, or has any Liability (including withdrawal liability as defined in ERISA SECTION
        4201) under or with respect to any Multiemployer Plan.

                (iv) Neither FPD nor FP France maintains, contributes to or has an obligation to contribute to, or has any Liability or potential Liability with respect to, any Employee Welfare Benefit Plan providing health or life insurance or other welfare-type benefits for current or future retired or terminated directors, officers or employees (or any spouse or other dependent thereof) of FPD or FP France other than in accordance with COBRA or the National Collective Bargaining Agreement for Consultancy Services, as applicable.

                (v) Neither this Agreement nor any transaction contemplated hereby will (i) entitle any current or former employee, officer or director of FPD to severance pay, unemployment compensation or any similar or other payment, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation or benefits due any such employee, officer or director.

                (vi) Each "nonqualified deferred compensation plan" (as such term is defined by Code Section 409A(d)(1) and the guidance thereunder) under which FPD makes, is obligated to make or promises to make, payments (each, a "409A Plan") complies in operation with the requirements of Code Section 409A and the guidance thereunder. FPD will ensure that each 409A Plan complies in form with Code Section 409A no later than the date on which such formal compliance is required by the Department of Treasury guidance under Code Section 409A. No payment to be made under any 409A Plan is or will be subject to the penalties of Code Section 409A(a)(1).

                (vii) The parties agree that Buyer is not adopting or continuing any Employee Benefit Plan and that all Employee Benefit Plans and any obligation or claim in connection therewith are not part of the Acquired Assets or Assumed Liabilities. The parties agree that Buyer has no obligation under this Agreement to provide any employee benefit plan or policy with respect to any Hired Employee at any time.

        (w) GUARANTIES. Except as set forth in Schedule 3(w), neither FPD nor FP France is a guarantor or otherwise is liable for any Liability or obligation (including indebtedness) of any other Person.

        (x)     ENVIRONMENTAL, HEALTH, AND SAFETY MATTERS.

                (i) Each of FPD, FP France, and their respective predecessors and Affiliates has complied and is in compliance, in each case in all material respects, with all Environmental, Health, and Safety Requirements including all material permits, licenses and other authorizations that are required pursuant to Environmental, Health, and Safety Requirements for the occupation of its facilities and the operation of its Business; a list of all such material permits, licenses and other authorizations is set forth on Schedule 3(x)(i).

                (ii) Neither FPD nor FP France, nor their respective Affiliates has received any written or oral notice, report or other information regarding any actual or alleged material violation of Environmental, Health, and Safety Requirements, or any material liabilities or potential material liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any material investigatory, remedial or corrective obligations, relating to any of them or its facilities arising under Environmental, Health, and Safety Requirements.

                (iii) Except as set forth on Schedule 3(x)(iii), none of the following exists at any property or facility owned or operated by FPD or FP France: (1) underground storage tanks, (2) asbestos-containing material in any friable and damaged form or condition, (3) materials or equipment containing polychlorinated biphenyls, or (4) landfills, surface impoundments, or disposal areas.

                (iv) None of FPD, FP France, or any of their respective predecessors or Affiliates has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including without limitation any hazardous substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to material liabilities, including any material liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA") or the Solid Waste Disposal Act, as amended or any other Environmental, Health, and Safety Requirements.

                (v) Neither this Agreement nor the consummation of the transaction that is the subject of this Agreement will result in any material obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any of the so-called "transaction-triggered" or "responsible property transfer" Environmental, Health, and Safety Requirements.

        (y) EURO. As deemed commercially reasonable, all of the computer software, firmware and hardware (whether general or special purpose) or other similar or related items of automated, computerized, or other systems that are used or relied on by FP France (i) are capable of performing all appropriate functions necessary to process more than one currency and any common currency adopted by one or more members of the European Union (the "EURO"), (ii) comply with all legal requirements applicable to the Euro in any jurisdiction, including the rules on conversion and rounding set out in applicable European Community regulations, and (iii) are capable of displaying and printing, and incorporate in all relevant screen layouts, all symbols and codes adopted by any government or any other European Union body in relation to the Euro.

        (z) CERTAIN BUSINESS RELATIONSHIPS WITH FPD AND FP FRANCE. Except as set forth in

Schedule 3(z), neither FPD Parent nor any of their Affiliates, FPD Parent's directors, officers, employees and shareholders, and FPD's and FP France's directors, officers, employees, and shareholders has been involved in any business arrangement or relationship with FPD or FP France within the past 12 months, and none of FPD Parent and their Affiliates, FPD Parent' directors, officers, employees and shareholders, and FPD's and FP France's directors, officers, employees, and shareholders owns any asset, tangible or intangible, which is used in the Business of FPD or FP France.

        (aa)    CUSTOMERS AND SUPPLIERS.

                (i) Schedule 3(aa) lists the 25 largest customers of FPD (based on gross sales, on a consolidated basis) for each of the two most recent fiscal years and sets forth opposite the name of each such customer the percentage of consolidated net sales attributable to such customer. Schedule 3(aa) also lists any additional current customers that FPD anticipates shall be among the 25 largest customers for the current fiscal year.

                (ii) Since the date of the Most Recent Balance Sheet, no material supplier of FPD or any FP France has indicated that it shall stop, or materially decrease the rate of, supplying materials, products or services to FPD or FP France, and no customer listed on Schedule 3(aa) has indicated that it shall stop, or decrease the rate of, buying materials, products or services from FPD or FP France.

        (bb)    DISCLOSURE. The representations and warranties contained in this
SECTION 3 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this SECTION 3 not misleading.

        4. Buyer's Representations and Warranties. Buyer represents and warrants to FPD and FPD Parent that the statements contained in this SECTION 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this
Section 4), except as set forth in the Disclosure Schedule. The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this SECTION 4.

        (a) ORGANIZATION OF BUYER. Buyer is a corporation (or other entity) duly organized, validly existing, and in good standing under the laws of Delaware and Ontario, respectively.

        (b) AUTHORIZATION OF TRANSACTION. Buyer has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Buyer, enforceable in accordance with its terms and conditions. The execution, delivery and performance of this Agreement and all other agreements contemplated hereby have been duly authorized by Buyer.

        (c) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in SECTION 2 above), will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Buyer is subject or any provision of its charter, bylaws, or other governing documents or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Buyer is a party or by which it is bound or to which any of its assets is subject. Buyer does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in SECTION 2 above).

        (d) BROKERS' FEES. Except as set forth on Schedule 4(d), Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which FPD could become liable or obligated.

        5. PRE-CLOSING COVENANTS. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

        (a) GENERAL. Each of the Parties will use his, her, or its reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the Closing conditions set forth in SECTION 7 below).

        (b) NOTICES AND CONSENTS. FPD will give (and will cause FP France to give) any notices to third parties, and FPD will use its reasonable best efforts (and will cause FP France to use its reasonable best efforts) to obtain any third party consents, referred to in SECTION 3(C) above, the Lease Consents, and the items set forth on Schedule 5(b). Each of the Parties will (and FPD will cause FP France to) give any notices to, make any filings with, and use its best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in SECTION 3(C) and SECTION 4(C) above. Without limiting the generality of the foregoing, each of the Parties will file (and FPD will cause FP France to file) any Notification and Report Forms and related material that he, she, or it may be required to file with French authorities.

        (c) OPERATION OF BUSINESS. FPD will not (and will not cause or permit FP France to) engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, FPD will not (and will not cause or permit FP France to) (i) declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase, or otherwise acquire any of its capital stock, (ii) pay any amount to any third party with respect to any Liability or obligation (including any costs and expenses FPD has incurred or may incur in connection with this Agreement and the transactions contemplated hereby) which would not constitute an Assumed Liability if in existence as of the Closing, (iii) fail to make capital expenditures set forth in the 2006 Budget, or (iv) otherwise engage in any practice, take any action, or enter into any transaction of the sort described in SECTION 3(H) above.

        (d) PRESERVATION OF BUSINESS. FPD will keep (and will cause FP France to keep) its Business and properties substantially intact, including its present operations, physical facilities, working conditions, insurance policies, and relationships with lessors, licensors, suppliers, customers, and employees.

        (e) FULL ACCESS. FPD will permit (and will cause FP France to permit) representatives of Buyer to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of FPD and FP France, to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to each of FPD and FP France.

        (f) NOTICE OF DEVELOPMENTS. Each Party will give prompt written notice to the other Party of any material adverse development causing a breach of any of its own representations and warranties in SECTION 3 and SECTION 4 above. No disclosure by any Party pursuant to this SECTION 5(F), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

        (g) EXCLUSIVITY. FPD and FPD Parent will not (and FPD will not cause or permit FP France to) (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets, of FPD or FP France (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. FPD will notify Buyer immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

        (h) LEASES. Neither FPD nor FP France shall amend, modify, extend, renew or terminate any Lease, nor shall FPD or FP France enter into any new lease, sublease, license or other agreement for the use or occupancy of any real property, without the prior written consent of Buyer.

        (i) EMPLOYEES. Prior to the Closing Date, Buyer shall offer employment on substantially similar base salaries to the period prior to Closing commencing on the Closing date to all employees of FPD other than those set forth on Schedule 5(i) (such employees who accept the terms and conditions of such offer and who are employed by Buyer are hereinafter referred to as "HIRED EMPLOYEES"). FPD agrees to terminate or cause to be terminated the employment of such employees who agree to become Hired Employees effective as of the Closing Date.

        6. POST-CLOSING COVENANTS. The Parties agree as follows with respect to the period following the CLOSING.

        (a) GENERAL. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as the other Party reasonably may request, all the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification under SECTION 9 below). FPD acknowledges and agrees that from and after the Closing the Buyer will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to FPD and FP France.

        (b) LITIGATION SUPPORT. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with
(i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving FPD or FP France, the other Party will cooperate with the contesting or defending Party and its counsel in the contest or defense, make available its personnel, and provide such testimony and access to its books and records as shall be reasonably necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification under SECTION 9 below).

        (c) TRANSITION. FPD will not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of FPD and FP France from maintaining the same business relationships with the Buyer and FPD and FP France after the Closing as it maintained with FPD and FP France prior to the Closing. FPD will refer all customer inquiries relating to the Businesses of FPD and FP France to the Buyer from and after the Closing.

        (d) CONFIDENTIALITY. FPD will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to the Buyer or destroy, at the request and option of the Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in its possession. In the event that FPD is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, FPD will notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this SECTION 6(D). If, in the absence of a protective order or the receipt of a waiver hereunder, FPD is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, FPD may disclose the Confidential Information to the tribunal; PROVIDED, HOWEVER, that FPD shall use its best efforts to obtain, at the request of the Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Buyer shall designate.

        (e)     COVENANT  NOT  TO  COMPETE;  NON-SOLICITATION;  RESTRICTIONS  ON
HIRING.

                (i) NON-COMPETITION. For a period of three (3) years from and after the Closing Date, FPD Parent, FPD and its Affiliates will not engage, own, manage, control, participate in, consult with or render service for, directly or indirectly, in any Business that FPD and FP France conducts as of the Closing Date in any geographic area in which FPD or FP France conducts that Business as of the Closing Date; PROVIDED, HOWEVER, that owning less than 1% of the outstanding stock of any publicly traded corporation shall not be deemed to engage, own, manage, control, participate in, consult with or render service for, a Business.

                (ii) NONSOLICITATION. For a period of three (3) years after the Closing Date, FPD Parent, FPD and its Affiliates shall not, directly or indirectly through another Person

        (i) solicit or attempt to solicit any employee set forth on Schedule 3(u) to terminate his or her employment with the Buyer, FP France or its Affiliates, (ii) solicit or attempt to solicit any customer, supplier, licensee, licensor, or other business relation of the Buyer, FP France or its Affiliates where such solicitation interferes with the relationship between any such customer, supplier, licensee, licensor, or other business relation and Buyer, FP France or its Affiliates, and
        (iii) hire directly or through  another  entity an employee set forth on
        Schedule 3(u).

                (iii) If the final judgment of a court of competent jurisdiction declares that any term or provision of this SECTION 6(e) is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed. All of the covenants in this SECTION 6(e) are intended by each party hereto to be, and shall be construed as, an agreement independent of any other provision in this Agreement, and the existence of a claim or cause of action by FPD Parent, FPD or its Affiliates against Buyer whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Buyer of any covenant in this SECTION 6(e). It is specifically agreed that the time periods set forth in this SECTION 6(e) shall be computed by excluding from that computation any time during which FPD Parent, FPD or its Affiliates are in violation of any provision of this SECTION 6(e).

                (iv) Because the Business is unique and because FPD Parent, FPD and its Affiliates have had access to Confidential Information, the parties hereto agree that money damages would not necessarily be an adequate remedy for any breach of SECTIONS 6(d) or 6(e). Because of the difficulty in measuring the economic losses that may be incurred by Buyer as a result of any breach by FPD Parent, FPD or its Affiliates of the covenants in SECTIONS 6(d) or 6(e), and because of the immediate and irreparable damage that could be caused to Buyer for which it would have no other adequate remedy, FPD Parent, FPD and its Affiliates agree that Buyer may enforce the provisions of SECTIONS 6(d) and 6(e) by an equitable or legal means, including seeking an appropriate injunction or restraining order against FPD Parent, FPD and its Affiliates if a breach of any of those provisions occurs. Therefore, in the event of a breach or threatened breach of SECTIONS 6(d) or 6(e), Buyer or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief (temporary or permanent), without posting bond, in order to enforce, or prevent any violations of, the provisions hereof. In the event of any breach of threatened breach by FPD Parent, FPD or its Affiliates of the terms of SECTION 6(d) or 6(E), FPD Parent, FPD or its Affiliate, as applicable, shall reimburse Buyer for its attorneys' fees, court costs and other expenses in incurs in the enforcement thereof.

        (f) NAME CHANGE. On or within three (3) days of the Closing Date, FPD Parent, FPD and its Affiliates shall (a) amend it governing documents and take all other action necessary to change its name to one sufficiently dissimilar to FPD's present name, in Buyer's judgment, to avoid confusion and (b) take all actions requested by Buyer to enable Buyer to change its name to FPD's present name.

        (g) THIRD PARTY CONSENTS. After Closing, Incentra or FPD, as applicable, shall use its best efforts to obtain the consent, to the extent required by contract, from any counterparty to a contract set forth on Schedule 3(o) not previously secured prior to Closing pursuant to SECTION 7(a)(iii). Specifically with respect to any contracts with Oracle or its Affiliates and securing the consent to the transactions contemplated by this Purchase Agreement, Incentra agrees to secure the assignment of any such agreements within 30 days.

        (h) EARNOUT STATEMENTS. Beginning with the second quarter after Closing, no later than sixty (60) days after the completion of each quarter within each Fiscal Period, Buyer shall cause to be prepared and delivered to FPD Parent an interim statement of that quarter's Net Software Revenue (the "Interim Revenue Statement").

        (i) CONTRACT ENFORCEMENT. After Closing and at no cost to Incentra or FPD, Incentra or FPD, as applicable, will make commercially reasonable efforts to assist Buyer in enforcing any non-competition or non-solicitation covenants in connection with the Business entered into with FPD Parent or FPD prior to Closing, but not assigned pursuant to this Agreement.

        7.      CONDITIONS TO OBLIGATION TO CLOSE.

        (a)     CONDITIONS  TO  BUYER'S   OBLIGATION.   Buyer's   obligation  to
consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                (i) the representations and warranties set forth in SECTION 3 above shall be true and correct in all material respects at and as of the Closing Date, except to the extent that such representations and warranties are qualified by terms such as "material" and "Material Adverse Effect," in which case such representations and warranties shall be true and correct in all respects at and as of the Closing Date;

                (ii) FPD shall have performed and complied with all of its covenants hereunder in all material respects through the Closing, except to the extent that such covenants are qualified by terms such as "material" and "Material Adverse Effect," in which case FPD shall have performed and complied with all of such covenants in all respects through the Closing;

                (iii) FPD and FP France shall have procured all of the third party consents specified in SECTION 5(b) above;

                (iv) FPD and FP Parent shall have delivered to Buyer a certificate to the effect that each of the conditions specified above in
        SECTION 7(a)(i)-(iii) is satisfied in all respects;

                (v)     Incentra,  FPD,  FP  France,  MSI and Buyer  shall  have
        received  all  other   authorizations,   consents,   and   approvals  of
        governments and  governmental  agencies
        referred to in SECTION 3(c) and SECTION 4(c) above;

                (vi) Michael Knaisch shall have entered into an employment agreement with FPD Acquisition substantially in the form attached hereto as EXHIBIT F;

                (vii) The Parties will have executed a transition services agreement substantially in the form attached hereto as EXHIBIT G;

                (viii) Buyer shall have received the resignations, effective as of the Closing, of each director and officer of FP France other than those whom Buyer shall have specified in writing at least three business days prior to the Closing;

                (ix) all actions to be taken by FPD in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby shall be satisfactory in form and substance to Buyer;

                (x) FPD and FP France shall have obtained and delivered to Buyer a written consent for the assignment of each of the Leases (the "LEASE CONSENTS"), in form and substance satisfactory to Buyer;

                (xi) FPD Parent and FPD shall deliver to Buyer a non-foreign affidavit dated as of the Closing Date, sworn under penalty of perjury and in form and substance required under Treasury Regulations issued pursuant to CODE SECTION 1445 stating that it is not a "foreign person" as defined in CODE SECTION 1445 (the "FIRPTA Affidavit");

                (xii) All employees of FPD and FP France shall be available for hiring by Buyer in its sole discretion, on and as of the Closing Date;

                (xiii) no damage or destruction or other change has occurred with respect to any of the Real Property or any portion thereof that, individually or in the aggregate, would materially impair the use or occupancy of the Real Property or the operation of FPD's or FP France's Business as currently conducted;

                (xiv) Incentra, FPD, MSI and FP France shall have delivered to Buyer copies of the certificate of incorporation of FPD and FP France certified not more than fifteen (15) days before the Closing Date by the Secretary of State (or comparable officer) of the jurisdiction of each such Person's incorporation (or formation);

                (xv) Incentra, FPD, MSI, and FP France shall have delivered to Buyer copies of the certificate of good standing (or similar document) of FPD Parent, FPD and FP France issued not more than fifteen
        (15) days before the Closing Date by the Secretary of State (or comparable officer) of the jurisdiction of each such Person's organization and of each jurisdiction in which each such Person is qualified to do business; and

                (xvi) Incentra, FPD, MSI and FP France shall have delivered to Buyer a certificate of the secretary or an assistant secretary of FPD Parent, FPD and FP France, dated the Closing Date, in form and substance reasonably satisfactory to Buyer, as to (i) no amendments to the Certificate of Incorporation (or other formation) of FPD Parent, FPD and FP France since the date specified in clause
        (xvi) above; (ii) the bylaws (or other organizational documents) of FPD Parent, FPD and FP France; (iii) the resolutions of the board of directors (or other authorizing body) (or a duly authorized committee thereof) and shareholders, if applicable, of FPD Parent, FPD and FP France authorizing the execution, delivery, and performance of this Agreement and the transactions contemplated hereby; and (iv) incumbency and signatures of the officers of such FPD Parent, FPD and FP France executing this Agreement or any other agreement contemplated by this Agreement.

                (xvii) All intercompany agreements or contracts between FPD Parent and its Affiliates and FP France shall be terminated other than Intercompany License Agreement (and all balances of such intercompany agreements shall be zero).

Buyer may waive any condition specified in this SECTION 7(a) if it executes a writing so stating at or prior to the Closing.

        (b) CONDITIONS TO FPD'S OBLIGATION. FPD's obligation to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                (i) the representations and warranties set forth in SECTION 4 above shall be true and correct in all material respects at and as of the Closing Date, except to the extent that such representations and warranties are qualified by terms such as "material" and "Material Adverse Effect," in which case such representations and warranties shall be true and correct in all respects at and as of the Closing Date;

                (ii) Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing, except to the extent that such covenants are qualified by terms such as "material" and "Material Adverse Effect," in which case Buyer shall have performed and complied with all of such covenants in all respects through the Closing;

                (iii) To Buyer's Knowledge, no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                (iv)    Buyer shall have  delivered to FPD a certificate  to the
        effect  that  each  of  the  conditions   specified   above  in  SECTION
        7(b)(i)-(iii) is satisfied in all respects;

                (v) FPD Parent, FPD, FP France, and Buyer shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in SECTION 3(c) and
        SECTION 4(c) above; and

                (vi) Each of person on Schedule 7(a)(ix) shall have entered into a release with FPD substantially in the form attached hereto as EXHIBIT H;

                (vii)   all  actions  to be taken by  Buyer in  connection  with
        consummation   of  the   transactions   contemplated   hereby   and  all
        certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to FPD.

FPD may waive any condition specified in this SECTION 7(b) if it executes a writing so stating at or prior to the Closing.

        8.      TERMINATION.

        (a) TERMINATION OF AGREEMENT. Certain of the Parties may terminate this Agreement as provided below:

                (i) Buyer and FPD may terminate this Agreement by mutual written consent at any time;

                (ii) Buyer may terminate this Agreement by giving written notice to FPD at any time prior to the Closing in the event FPD has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Buyer has notified FPD of the breach, and the breach has continued without cure for a period of 10 days after the notice of breach; and

                (iii) FPD may terminate this Agreement by giving written notice to Buyer at any time prior to the Closing in the event Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, FPD has notified Buyer of the breach, and the breach has continued without cure for a period of 10 days after the notice of breach.

        (b) EFFECT OF TERMINATION. If any Party terminates this Agreement pursuant to SECTION 8(a) above, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party (except for any Liability of any Party then in breach of this Agreement).

        9.      REMEDIES FOR BREACHES OF THIS AGREEMENT.

        (a)     INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE BUYER.

                (i) In the event FPD, FPD Parent or FP France breaches (or in the event any third party alleges facts that, if true, would mean such Person has breached) any of its representations, warranties, and covenants contained in this Agreement, and, if there is an applicable survival period pursuant to SECTION 9(f) below, provided that the Buyer makes a written claim for indemnification against FPD pursuant to
        SECTION 10(g) below within such survival period, then FPD and FPD Parent, joint and severally, agree to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer through and after the date of the claim for indemnification (including any Adverse

        Consequences the Buyer may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach); PROVIDED, HOWEVER, that FPD and FPD Parent shall not have any obligation to indemnify the Buyer from and against any Adverse Consequences resulting from, arising out of, relating to, in the nature of, or caused by the breach (or alleged breach) of any representation or warranty of FPD contained in SECTION 3(g) through (3)(j), SECTIONS 3(l) through 3(w) and SECTIONS (y) through (3)(bb) above until the Buyer has suffered Adverse Consequences by reason of all such breaches (or alleged breaches) in excess of a $200,000 aggregate threshold (at which point FPD and FPD Parent will be obligated to indemnify the Buyer from and against all such Adverse Consequences relating back to the first dollar).

                (ii) FPD and FPD Parent agree to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by:

                        (A) any Liability of FPD which is not an Assumed Liability (including any Liability of FPD that becomes a Liability of the Buyer under any common law doctrine of de facto merger or successor liability, under Environmental, Health, and Safety Requirements, or otherwise by operation of law);

                        (B) any Liability of FPD or FP France for unpaid Taxes with respect to any Tax year or portion thereof ending on or before the Closing Date (or for any Tax year beginning before and ending after the Closing Date to the extent allocable to the portion of such period beginning before and ending on the Closing Date);

                        (C) any Liability of FPD Parent for the unpaid Taxes of any Person (including FPD and FP France) under REG. SECTION 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise;

                        (D) any Liabilities arising from any employee's employment with, or termination from employment with FPD Parent, FPD or FP France, whether pursuant to an employment agreement or otherwise. For the avoidance of doubt, and in addition to the foregoing, FPD Parent and FPD will indemnify Buyer from all payment or compensation obligations to directors, officers, and employees of FPD Parent, FPD and FP France arising as a result of this transaction (including any failure to amend any assumed employment agreement, written or oral, for benefits offered by FPD Parent, FPD or FP France prior to closing but not reasonably available to such employee post-closing) or the period prior to Closing including, but not limited to, severance, salary, vacation (to the extent payable in cash) and bonus payments;

                        (E) any Liabilities arising out of, relating to, in the nature of, or caused by items set forth in SECTION 9(g); and

                        (F) any Liabilities arising out of the failure to secure the consent of Oracle to assign all agreements in connection with the Business.

        (b)     INDEMNIFICATION PROVISIONS FOR BENEFIT OF FPD AND FPD PARENT.

                (i) In the event the Buyer breaches (or in the event any third party alleges facts that, if true, would mean the Buyer has breached) any of its representations, warranties, and covenants contained in this Agreement, and, if there is an applicable survival period pursuant to SECTION 9(f) below, provided that FPD makes a written claim for indemnification against the Buyer pursuant to SECTION 10(g) below within such survival period, then the Buyer agrees to indemnify FPD and FPD Parent from and against the entirety of any Adverse Consequences FPD and FPD Parent may suffer through and after the date of the claim for indemnification (including any Adverse Consequences FPD and FPD Parent may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

                (ii) The Buyer agrees to indemnify FPD and FPD Parent from and against the entirety of any Adverse Consequences FPD may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Assumed Liability.

                (iii) The Buyer agrees to indemnify FPD and FPD Parent from and against the entirety of any liability, including but not limited to all costs of defense, FPD and/or FPD Parent may suffer resulting from, arising out of, or relating to any claim made by Phil Fleischman related to this Agreement or the transactions contemplated herein.

        (c)     MATTERS INVOLVING THIRD PARTIES.

                (i) If any third party shall notify any Party (the "INDEMNIFIED PARTY") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against the other
        Party  (the  "Indemnifying  Party")  under  this  SECTION  9,  then  the
        Indemnified Party shall promptly notify the Indemnifying Party thereof in writing; PROVIDED, HOWEVER, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

                (ii) The Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

                (iii) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with SECTION 9(d)(ii) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably); PROVIDED, HOWEVER, the Indemnifying Party shall not be required to obtain the prior written consent of the Indemnified Party if the settlement unconditionally releases the Indemnified Party from all Liability and obligations with respect to such Third Party Claim;

                (iv) In the event any of the conditions in SECTION 9(d)(ii) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, the Indemnifying Party in connection therewith), (B) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (C) the Indemnifying Party will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 9.

        (d) DETERMINATION OF ADVERSE CONSEQUENCES. The Parties shall take into account the time cost of money (using the Applicable Rate as the discount rate) in determining Adverse Consequences for purposes of this SECTION 9. All indemnification payments under this SECTION 9 shall be deemed adjustments to the Purchase Price.

        (e) OTHER INDEMNIFICATION PROVISIONS. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable, or common law remedy any Party may have for breach of representation, warranty, or covenant (including without limitation any such remedy arising under Environmental, Health, and Safety Requirements) any Party may have with respect to FPD Parent, FPD, Buyer, or the transactions contemplated by this Agreement.

        (f)     SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

                (i) The representations and warranties of FPD and FPD Parent contained in this Agreement shall survive the Closing until eighteen (18) months after the Closing; PROVIDED, HOWEVER, that (A) the representations and warranties made pursuant to SECTIONS 3(a) through 3(f) shall survive indefinitely; and (B) the representations and warranties made pursuant to SECTIONS 3(k) and 3(x) shall survive until the 90th day after the relevant statute of limitations. Neither the period of survival nor the liability of FPD or FPD Parent with respect to their representations and warranties shall be reduced by any investigation made at any time by or on behalf of Buyer. If written notice of a claim has been given prior to the expiration of the applicable representations and warranties by Buyer to FPD or FPD Parent, then the relevant representations and warranties shall survive as to such claim, until such claim has been finally resolved.

                (ii) The representations and warranties of Buyer contained in this Agreement shall survive the Closing until eighteen (18) months after the Closing; PROVIDED, HOWEVER, that the representations and warranties made pursuant to SECTIONS 4(a), 4(b), and 4(c) shall survive indefinitely. Neither the period of survival nor the liability of Buyer with respect to Buyer's representations and warranties shall be reduced by any investigation made at any time by or on behalf of FPD. If written notice of a claim has been given prior to the expiration of the applicable representations and warranties by FPD to Buyer, then the relevant representations and warranties shall survive as to such claim, until such claim has been finally resolved.

        (g) WITHHOLDING TAX; STATE SALES TAX; VALUE-ADDED TAX. FPD and FPD Parent, jointly and severally, agree to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Buyer may suffer after the end of any applicable statute of limitations) resulting from, arising out of, relating to, in the nature of, or caused by the failure to withhold and remit Withholding Tax, State Sales Tax or Value-Added Tax ("Other Tax" or "Other Taxes") incurred by, imposed upon or attributable to the FPD or FP France, including, without limitation, reasonable legal fees and expenses incurred by the Buyer or any party hereto and relating thereto, for any period (or portion thereof) prior to and including the Closing Date to the extent that such Taxes were not reflected on the Financial Statements as a reserve for the payment of Withholding Tax, State Sales Tax or Value-Added Tax for the period (or portion thereof) ending on or prior to the Closing Date. For purposes of this SECTION 9(g), any interest, penalty or additional charge included in Other Tax shall be deemed to be part of the item or event giving rise to such interest, penalty or additional charge is attributable. The indemnity provided for in this SECTION 9(G) shall be independent of any other indemnity provision hereof. Any Other Taxes, legal fees and expenses subject to indemnification under this SECTION 9(g) shall not be subject to indemnification under SECTION 9(a) hereof.

        (h) LIMITATION OF LOSS; SOLE AND EXCLUSIVE REMEDY. The Parties acknowledge and agree that, after the Closing, notwithstanding any other provision of this Agreement to the contrary, the sole and exclusive remedy of the Parties with respect to claims for Adverse Consequences or otherwise in connection with, arising out of or resulting from the subject matter of this Agreement and the other transaction documents and the transactions contemplated hereby (in the absence of fraud, bad faith or willful misconduct) and thereby shall be in accordance with, and limited solely to indemnification under the provisions of this SECTION 9; provided that except for (A) SECTION 9(a)(ii), (B) payments pursuant to SECTION 2(f) and (C) the claims of indemnification in respect of breaches or alleged breaches of SECTIONS 3(A) through 3(f), 3(k) and 3(y), the total Liability of FPD and FPD Parent to indemnify and hold Buyer harmless in respect of Liability or otherwise pursuant to SECTION 9(a) shall be limited to the Escrow Amount until the eighteen (18) month anniversary of the Closing. With respect to an indemnification after the release of the Escrow Amount, but prior to eighteen (18) months post Closing, the Buyer will be entitled to retain any accrued, but unpaid Earnout Payments to satisfy such indemnity.

        (i) RELEASE OF ESCROW FUND. As soon as reasonably practicable (which shall in any case be within fifteen (15) days) after the twelve (12) month anniversary date hereof (the "Escrow Termination Date"), the Parties shall execute and deliver to the Escrow Agent joint instructions as contemplated in
Section 4 of the Escrow Agreement, instructing the Escrow Agent to liquidate the Escrow Fund and deliver to Incentra or FPD, as designated in such joint instructions, funds then remaining in the Escrow Fund, less the aggregate amount of all disputed amounts relating to any claims made pursuant to this SECTION 9, if any, not paid or otherwise resolved by the Escrow Termination Date. If any such claims are pending resulting in disputed amounts remaining in escrow, the Parties shall, as soon as reasonably practicable after the resolution of such claim, execute and deliver to the Escrow Agent joint instructions (which shall be within fifteen (15) days of such resolution) as contemplated in Section 4 of the Escrow Agreement, instructing the Escrow Agent to liquidate the Escrow Fund and deliver the funds then remaining in escrow in accordance with the resolution of the claim or dispute.

        10.     MISCELLANEOUS.

        (a) PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Party; PROVIDED, HOWEVER, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Party prior to making the disclosure); PROVIDED, FURTHER, that FPD Parent, FPD or its Affiliates may not use the name "Genuity" or a derivation thereto without express written consent of Buyer, in its sole discretion.

        (b) NO THIRD-PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

        (c) ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

        (d) SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party; PROVIDED, HOWEVER, that Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and
(ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

        (e) COUNTERPARTS. This Agreement may be executed in one or more counterparts (including by means of facsimile), each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

        (f) HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

        (g) NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) one business day after being sent to the recipient by reputable overnight courier service (charges prepaid), (iii) one business day after being sent to the recipient by facsimile transmission or electronic mail, or (iv) four business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and addressed to the intended recipient as set forth below:

If to FPD:                        1140 Pearl Street
                                  Boulder, CO 80302
                                  Telephone: (303) 440-7930
                                  Fax: (303) 440-7114

Copy to (which shall              Law Offices of Karl Reed Guest
not constitute notice)            ATTN:  Reed Guest, Esq.
                                  94 Underhill Road
                                  Orinda, CA  94563
                                  Telephone:  (925) 254-0677
                                  Fax:  (925) 254-9226

If to Buyer:                      FPD Acquisition Corporation
                                  2711 Centerville Road, Suite 400
                                  Wilmington, DE 19808
                                  Attention: President

                                  1706045 Ontario Limited
                                  Suite 300, 79 Wellington Street West
                                  T-D Centre, Toronto, ON M5K IN2
                                  Attention: President

Copy to (which shall              Kilpatrick Stockton LLP
not constitute notice):           1100 Peachtree Street, N.E., Suite 2800
                                  Atlanta, GA 30309
                                  Attention:  Michael E.  Hollingsworth II, Esq.
                                  Facsimile No.:  404-541-3243

        Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

        (h) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Colorado or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

        (i) AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Buyer and FPD. FPD may consent to any such amendment at any time prior to the Closing with the prior authorization of its board of directors. No waiver by any Party of any provision of this Agreement or any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be valid unless the same shall be in writing and signed by the Party making such waiver nor shall such waiver be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such default, misrepresentation, or breach of warranty or covenant.

        (j) SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

        (k) EXPENSES. Each of Buyer, FPD Parent, FPD, and FP France will bear his, her, or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby; PROVIDED, HOWEVER, that FPD Parent shall also bear the costs and expenses of FPD and FP France (including all of their legal and broker fees and expenses) in connection with this Agreement and the transactions contemplated hereby in the event that the transactions contemplated by this Agreement are consummated. Without limiting the generality of the foregoing, all transfer, documentary, sales, use, stamp, registration and other such Taxes, and all conveyance fees, recording charges and other fees and charges (including any penalties and interest) incurred in connection with the consummation of the transactions contemplated by this Agreement shall be paid by FPD Parent when due, and FPD Parent will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such Taxes, fees and charges, and, if required by applicable law, the Parties will, and will cause their Affiliates to, join in the execution of any such Tax Returns and other documentation.

        (l) CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

        (m) INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

        (n) SPECIFIC PERFORMANCE. Each Party acknowledges and agrees that the other Party would be damaged irreparably in the event any provision of this Agreement not performed in accordance with its specific terms or otherwise is breached, so that a Party shall be entitled to injunctive relief to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in addition to any other remedy to which such Party may be entitled, at law or in equity. In particular, the Parties acknowledge that the Business of FPD and FP France is unique and recognize and affirm that in the event FPD Parent breach this Agreement, money damages would be inadequate and Buyer would have no adequate remedy at law, so that Buyer shall have the right, in addition to any other rights and remedies existing in its favor, to enforce its rights and the other Parties' obligations hereunder not only by action for damages but also by action for specific performance, injunctive, and/or other equitable relief.

        (o) MEDIATION AND ARBITRATION. Any dispute arising under this Agreement, whether contract, tort, or both, but excluding claims asserted by any party in any action permitted to be brought by Buyer pursuant to SECTION 10(n) in which specific performance and is sought by the party, regardless of whether other causes of action, whether for damages, injunctive relief or otherwise, are also asserted therein (herein, a "Dispute") shall be settled by mediation or, if necessary, binding arbitration as set forth in this SECTION 10(o).

                (i) Before invoking the binding arbitration mechanism set forth in SECTION 10(o)(ii) below, the Parties shall first participate in mediation of a Dispute as follows:

                        (A) Either party may commence mediation proceedings by providing to the Judicial Arbitration and Mediation Service ("JAMS") and the other party a written request for mediation, setting forth the subject of the dispute and the relief requested. Within two (2) business days after receipt of such request, the Parties shall cooperate with each other and with JAMS to select a mediator from a list of mediators provided by JAMS, or its successor. The Parties shall thereafter cooperate

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


                with each other and with JAMS to schedule mediation proceedings, which shall be scheduled as quickly as possible but in any event within twenty (20) business days after a party's request is made invoking the provisions of this SECTION 10(o). The mediation shall be held at the offices of JAMS in Denver, Colorado. The mediation shall be conducted according to the rules of JAMS. The cost of mediation shall be borne by the Parties equally.

                        (B) At least ten (10) business days before the date of the mediation, each side shall provide the mediator with a statement of its position and copies of all supporting documents. Each party shall send to the mediation a person who has authority to bind the party. If a subsequent dispute will involve third parties, such as insurers or subcontractors, they shall also be asked to participate in the mediation. All offers, promises, conduct and statements, whether oral or written (other than the written statement(s) of position and the supporting documents provided by the Parties in accordance with the first sentence of this SECTION 10(o)), made in the course of mediation by any of the Parties, their agents, attorneys, employees and experts, and by the mediator or JAMS employees, are confidential, privileged and inadmissible for any purpose, including impeachment, in any arbitration or other proceeding involving the Parties, provided that evidence that is otherwise admissible or discoverable shall not be rendered inadmissible or non-discoverable as a result of its use in the mediation.

                        (C) If a party has participated in the mediation and is dissatisfied with the outcome, that party may invoke the dispute resolution provisions in SECTION 10(o)(ii) of this Agreement. Unless otherwise agreed by the Parties, the mediator shall be disqualified from serving as an arbitrator. The provisions of this SECTION 10(o) may be enforced by any court of competent jurisdiction, and the party seeking enforcement shall be entitled to an award of all costs, fees and expenses, including attorneys' fees, to be paid by the party against whom enforcement is ordered.

                (ii) Subject to SECTION 10(o)(ii) above, any Dispute between the Parties hereto arising out of this Agreement, upon written Notice of one party served upon the other, shall be settled by binding arbitration in accordance with the rules and procedures set forth by JAMS. The Notice delivered pursuant to this SECTION 10(c)(ii) shall contain a detailed statement of the Dispute, including a description of the factual contentions which support said Dispute. The Parties shall, by joint agreement, select a single arbitrator, but if they do not agree on the selection of an arbitrator within twenty (20) days after the date that the Notice was received by the non-sending Party, then selection shall be made in accordance with the rules and procedures set forth by JAMS. The arbitration shall be held in Denver, Colorado, or such other place as the Parties shall mutually agree in writing. The Parties agree that any Claims that are submitted to arbitration pursuant to the provisions of this SECTION 10(o)(ii), and which seek, in the aggregate, damages or payment of seventy-five thousand dollars ($75,000) or less, shall be resolved through the application of the expedited procedures for commercial cases.

        (p) TAX MATTERS. Any agreement between FPD and FP France regarding allocation or payment of Taxes or amounts in lieu of Taxes shall be deemed terminated at and as of the

Closing. Buyer and FPD agree to utilize, or cause their respective Affiliates to utilize, the standard procedure set forth in Revenue Procedure 96-60, 1996-2 C.B. 399, with respect to wage reporting.

        (q)     CURRENCY. All amounts are in U.S. Dollars.

                                    * * * * *

        IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on as of the date first above written.

                                     INCENTRA SOLUTIONS, INC.

                                     By:    /s/ Thomas P. Sweeney
                                           -------------------------------------
                                     Name:  Thomas P. Sweeney
                                           -------------------------------------
                                     Title: Chairman and Chief Executive Officer
                                           -------------------------------------

                                     FRONT PORCH DIGITAL, INC.

                                     By:    /s/ Thomas P. Sweeney
                                           -------------------------------------
                                     Name:  Thomas P. Sweeney
                                           -------------------------------------
                                     Title: Chairman and Chief Executive Officer
                                           -------------------------------------


                                     MANAGEDSTORAGE
                                     INTERNATIONAL, INC.

                                     By:    /s/ Thomas P. Sweeney
                                           -------------------------------------
                                     Name:  Thomas P. Sweeney
                                           -------------------------------------
                                     Title: Chief Executive Officer
                                           -------------------------------------

                                     FPD ACQUISITION CORPORATION

                                     By:    /s/ Michael Knaish
                                           -------------------------------------
                                     Name:  Michael Knaish
                                           -------------------------------------
                                     Title: President
                                           -------------------------------------

                                     1706045 ONTARIO LIMITED

                                     By:    /s/ Michael Knaish
                                           -------------------------------------
                                     Name:  Michael Knaish
                                           -------------------------------------
                                     Title: President
                                           -------------------------------------

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